Exhibit 10.14

EXECUTION COPY

CONFIDENTIAL

_____________________________________________________________________

COLLABORATION AND LICENSE AGREEMENT

BY AND BETWEEN

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.

AND

PLIANT THERAPEUTICS, INC.

_____________________________________________________________________

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (this "Agreement") is made as of October 17, 2019 (the "Execution Date"), by and between Novartis Institutes for Biomedical Research, Inc., a corporation organized and existing under the laws of the State of Delaware, located at 250 Massachusetts Avenue, Cambridge, Massachusetts 02139 ("NVS") and Pliant Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, located at 260 Littlefield Avenue, South San Francisco, CA 94080 ("Pliant"). NVS and Pliant are each referred to individually as a "Party" and together as the "Parties."

RECITALS

WHEREAS, Pliant is a biotechnology company that has developed a preclinical stage small molecule selective αvβ1 integrin inhibitor;

WHEREAS, Pliant Controls Know-How and Patent Rights (each defined below) relating to an integrin discovery platform and seeks to collaborate with NVS to identify [***];

WHEREAS, NVS and its Affiliates possess expertise in discovering, developing, manufacturing, marketing, and selling pharmaceutical products worldwide;

WHEREAS, NVS desires to obtain from Pliant, and Pliant desires to grant to NVS, an exclusive license to Research, Develop, Manufacture and Commercialize the Licensed Compound and Licensed Product, and Selected Research Compounds and Research Products (each, as defined below), subject to the terms and conditions of this Agreement; and

WHEREAS, NVS desires to fund a research program that will include the identification and synthesis of novel small molecule [***].

NOW THEREFORE, the Parties agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

"[***]" means [***].

"[***]" means [***].

"αvβ1" means [***]

"[***]" means [***].

"[***]" means [***].

"[***]" means [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"Accounting Standards" means, with respect to Pliant, United States Generally Accepted Accounting Principles ("U.S. GAAP"), and, with respect to NVS, the International Financial Reporting Standards ("IFRS"), in each case, as generally and consistently applied throughout such Party's organization. Each Party shall promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained; provided, however, that each Party may only use internationally recognized accounting principles (e.g., IFRS, U.S. GAAP, etc.).

"Act" means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq.

"Active Ingredient" means any therapeutically active material that provides pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants, or controlled release technologies).

"Adverse Event" means any untoward medical occurrence in a Clinical Study subject or in a patient who is administered a Product, whether or not considered related to such Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom, or disease associated with the use of a Product.

"Affiliate" means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity.

"Agreement" has the meaning set forth in the first paragraph of this document.

"Agreement Patent Action" has the meaning set forth in Section 11.4(a).

"Alliance Manager" has the meaning set forth in Section 5.1.

"ANDA" means an Abbreviated New Drug Application in the United States for authorization to market the Product, as defined in the applicable laws and regulations and filed with the FDA.

"Annual Net Sales" mean Net Sales of Product(s) in a Calendar Year.

"Anti-Corruption Laws" shall mean all applicable laws, rules, and regulations regarding corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

"Antitrust Laws" means any federal, state or foreign law, regulation or decree, including the HSR Act, designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

"Applicable Law" means any law, statute, ordinance, written rule or regulation, order, injunction, judgment, decree, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Authority applicable to any Party or such Party's businesses, properties or assets, as may be amended from time to time, including: (a) U.S. Export Control Laws; (b) Anti-Corruption Laws; (c) Trade Control Laws; and (d) Privacy and Data Security Laws.

"Audited Party" has the meaning set forth in Section 10.12(b).

"Auditing Party" has the meaning set forth in Section 10.12(b).

"Auditor" has the meaning set forth in Section 10.12(b).

"Back-Up Compounds" means those compounds, the structures of which are shown on Exhibit B.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed, as the case may be, in Cambridge, Massachusetts, New York City, New York, San Francisco, California, or Basel, Switzerland.

"Calendar Quarter" means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31, except that the first Calendar Quarter of the Term shall commence on the Effective Date and the last Calendar Quarter shall end on the last day of the Term.

"Calendar Year" means a period of twelve (12) consecutive calendar months ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and the last Calendar Year of the Term shall and end on the last day of the Term.

"Candidate Target" has the meaning set forth in Section 3.1.

"cGCP" means the then-current ethical, scientific and quality standards required by FDA for designing, conducting, recording and reporting trials that involve the participation of human subjects, as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, and 312 and related FDA guidance documents, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline, or the equivalent Applicable Law of an applicable Regulatory Authority.

"cGLP" means the then-current good laboratory practice as required by the FDA under 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders and guidances, and the requirements with respect to current good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council) and the ICH Guidelines, or the equivalent Applicable Law of an applicable Regulatory Authority.

"cGMP" means the then-current good manufacturing practices as required by the FDA under provisions of 21 C.F.R. Parts 210 and 211 and all applicable FDA rules, regulations, orders and guidances, and the requirements with respect to current good manufacturing practices prescribed by the European Community under provisions of "The Rules Governing Medicinal Products in the European Community, Volume 4, Good Manufacturing Practices, Annex 13, Manufacture of Investigational Medicinal Products, July 2003," or the equivalent Applicable Law of an applicable Regulatory Authority.

"Claims" means all Third Party demands, claims, actions, suits, causes of action and proceedings.

"Clinical Quality Assurance Agreement" has the meaning set forth in Section 8.3.

"Clinical Study" means a Phase 1 Study, Phase 2 Study, Phase 3 Study, or other study (including a non-interventional study) in humans to obtain information regarding a product, including information relating to the safety, tolerability, pharmacological activity, pharmacokinetics, dose ranging or efficacy of the product.

"Clinical Supply" means, with respect to a Product, Product Manufactured for use in Development of such Product under this Agreement.

"Clinical Supply Agreement" has the meaning set forth in Section 8.3.

"CMC" means chemistry, manufacturing and controls.

"CMO" means a Third Party contract Manufacturing organization.

"Code" means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

"Combination Product" means any single pharmaceutical product in finished form containing as active ingredients both a Product and one (1) or more other Active Ingredients that are not Licensed Compounds or Licensed Products, or Selected Research Compounds or Research Products.

"Commercial Milestone Event" has the meaning set forth in Section 10.4(a).

"Commercial Milestone Payment" has the meaning set forth in Section 10.4(a).

"Commercialize" means to market, promote, conduct Medical Affairs, distribute, import, export, offer to sell, use, or sell pharmaceutical products or conduct other commercialization activities, including activities directed to obtaining Pricing Approvals, as applicable, and "Commercialization" has the correlative meaning with respect to such activities.

"Commercially Reasonable Efforts" [***]

"Committee" means the Joint Steering Committee, the Joint Research Committee, the Joint Development Committee, or any other subcommittee established under Section 5.2(b), as applicable.

"Compound" means a Licensed Compound or Selected Research Compound.

"Confidential Information" means all Know-How and other proprietary information and data of a financial, commercial, business, operational or technical nature that is disclosed by or on behalf of a Party or any of its Affiliates or otherwise made available to the other Party or its Affiliates, whether made available orally, in writing or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement or Compounds or Products. For clarity: (a) the terms and conditions of this Agreement shall constitute the Confidential Information of both Parties; and (b) all Product Data solely or jointly owned by NVS under Section 11.1(a), including the reports and content thereof provided as part of the Research Program, Sales & Royalty Reports, reports identifying Development Milestone Events,  Commercial Milestone Events or Payments will be considered Confidential Information of NVS.

"Control" or "Controlled" means, subject to Section 11.8, with respect to any Know-How, Patents, other Intellectual Property Rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense of or under, or the right to access or use, such Know-How, Patents, or Intellectual Property Rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without breaching the terms of any agreement with a Third Party or misappropriating the proprietary or trade secret information of a Third Party.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"Controlling Party" has the meaning set forth in Section 11.4(c).

"Cover", "Covering" or "Covered" means, with respect to a Product, that, but for a license granted to a Person under a claim included in a Patent, the Development, Manufacture, or Commercialization of such Product in the Field in the Territory by such Person would infringe, or contribute to or induce the infringement of, such claim; it being understood that with respect to a Patent application, as if such claim was contained in an issued Patent.

"Damages" means all losses, liabilities, damages, taxes, costs and expenses of every kind and nature (including reasonable attorneys' fees).

"Debarred Person" means a Person that is: (a) debarred from or disqualified under the Act or any other governmental program; (b) on any of the FDA clinical investigator enforcement lists (including, the (i) Disqualified/Totally Restricted List, (ii) Restricted List and (iii) Adequate Assurances List); or (c) excluded from participation in any governmental healthcare program or other federal or state program, convicted of an offense under 42 U.S.C § 1320a-7, or otherwise deemed ineligible for participation in health care or federal or state programs.

"Develop" or "Development" means any and all clinical drug development activities conducted before or after obtaining Regulatory Approval that are reasonably related to or leading to the development, preparation and submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting or expanding Regulatory Approval or to the appropriate body for obtaining, supporting or expanding Pricing Approval, including all activities related to pharmacokinetic profiling, design and conduct of Clinical Studies, regulatory affairs, statistical analysis, report writing, and Regulatory Filing creation and submission (including the services of outside advisors and consultants in connection therewith).

"Development Budget" has the meaning set forth in Section 6.1(c).

"Development Candidate Selection" means selection of a candidate Small Molecule Compound selective modulator of a Research Target for further Research and Development based on the achievement of the following, as reasonably determined by [***]: (a) [***]; (b) [***]; (c) [***]; (d) [***]; and (e) [***].

"Development Candidate Selection Date" means, on a Research Target-by-Research Target basis, the date on which a Research Compound directed to such Research Target has achieved Development Candidate Selection, as determined by [***].

"Development Costs" [***].

"Development Manufacturing Costs" [***].

"Development Milestone Event" has the meaning set forth in Section 10.3.

"Development Milestone Payment" has the meaning set forth in Section 10.3.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"Development Plan" has the meaning set forth in Section 6.1(b).

"Development Reimbursement Cap" has the meaning set forth in Section 6.1(e).

"Development Transfer Date" means, for a Licensed Product, the date during the Initial Development Period on which the JSC approves the protocol for the first Hepatic Impairment Study for such Licensed Product.

"Dollar" or "Dollars" or "$" means the legal tender of the United States of America.

"Effective Date" has the meaning set forth in Section 14.1.

"EMA" means the European Medicines Agency or any successor entity thereto.

"Encumbrance" means any claim, charge, equitable interest, hypothecation, lien, mortgage, pledge, assignment, option, license, power of sale, retention of title, right of pre-emption, right of first refusal, or security interest of any kind; provided, that, in the case of an option or license, such option or license will only be deemed an Encumbrance if it relates to a Target, Compound, or Product.

"EU" means the European Union, as its membership may be constituted from time to time, and any successor thereto; provided, that, for purposes of this Agreement, the EU will be deemed to include France, Germany, Italy, Spain, and the United Kingdom, irrespective of whether any such country leaves the European Union.

"EU Regulatory Approval" means receipt of MAA approval and Pricing Approval from [***].

"European Commission" means the executive of the EU that promotes its general interest.

"Execution Date" has the meaning set forth in the first paragraph of this Agreement.

"Expert Committee" has the meaning set forth in Section 18.1(b).

"Expert Resolution" means the process described in Section 18.1(b).

"Experts Meeting" has the meaning set forth in Section 18.1(b)(i).

"FCPA" means the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1, et seq.).

"FDA" means the United States Food and Drug Administration or any successor entity thereto.

"Field" means the diagnosis, prevention or treatment of any Indication in humans and animals.

"FIH Study" means a Clinical Study of an investigational product in healthy subjects with the primary objective of assessing the safety, tolerability, and pharmacokinetics of such product.

"First Commercial Sale" means, with respect to Product(s), and on a country-by-country basis, the first commercial sale in an arms'-length transaction of a Product to a Third Party by NVS, its Affiliates, or sublicensees in such country following receipt of applicable Regulatory Approval of such Product in such country. For clarity, the First Commercial Sale of a Product shall not include: (a) any distribution or other sale solely for patient assistance, named patient use, compassionate use, or test marketing programs or non-registrational studies or similar programs or studies where the Product is supplied without charge or at the actual Manufacturing cost thereof (without allocation of indirect costs or any markup); or (b) any sale by NVS to its Affiliates or sublicensees.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"Force Majeure" has the meaning set forth in Section 19.4.

"FPFD" means the date of the administration of the first dose of a Product to the first patient (or healthy subject, as relevant) while such healthy subject or volunteer is participating in a Clinical Study.

"FTE" means a full-time employee, or in the case of less than a full-time employee, a full-time equivalent employee year, for an appropriately qualified employee of a Party or its Affiliates, based on [***] person-hours per year. For clarity, indirect personnel (including support functions such as managerial, financial, legal or business development) shall not constitute FTEs.

"FTE Costs" means, for any period, the FTE Rate multiplied by the number of FTEs in such period.

"FTE Rate" means [***] Dollars ($[***]) per one (1) full FTE per full twelve (12)-month Calendar Year, which rate includes all direct and indirect costs of a Party's FTE, including personnel and travel expenses. Notwithstanding the foregoing, for any time period during the Term that is less than a full year, the above referenced rate will be proportionately reduced to reflect such portion of FTEs for such full Calendar Year.

"Generic Product" means, any product with the same Active Ingredient as a Product and that is sold by a Third Party that is not an Affiliate or sublicensee of NVS under an ANDA or NDA pursuant to the U.S. Federal Food Drug and Cosmetic Act (or a successor law), or pursuant to the applicable law of the relevant jurisdiction.

"GLP Toxicology Study" means a toxicology study: (a) in a species that satisfies applicable regulatory requirements; and (b) that employs applicable cGLP so as to meet the standard necessary for submission as part of an IND with the applicable Regulatory Authority.

"Governing Law" has the meaning set forth in Section 18.2.

"Governmental Authority" means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of: (a) any government of any country or territory; (b) any nation, state, province, county, city or other political subdivision thereof; or (c) any supranational body.

"Hepatic Impairment Study" means a Clinical Study that compares the pharmacokinetic properties of the Licensed Product in patients with various degrees of liver dysfunction with such properties in normal subjects.

"HSR Act" means the Hart-Scott-Rodino Act of 1976.

"Human Material" has the meaning set forth in Section 3.9.

"ICC Rules" has the meaning set forth in Section 18.1(a)(i).

"IND" means an Investigational New Drug application in the U.S. filed with the FDA or the corresponding application for the investigation of a Product in any other country or group of countries, as defined in by Applicable Law and filed with the Regulatory Authority of a given country or group of countries.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"Indemnification Claim Notice" has the meaning set forth in Section 17.3(b).

"Indemnified Party" has the meaning set forth in Section 17.3(b).

"Indemnifying Party" has the meaning set forth in Section 17.3(b).

"Indemnitee" means a Pliant Indemnitee or an NVS Indemnitee, as the context requires.

"Indication" means any disease, condition or syndrome, or sign or symptom of, or associated with, a disease, condition or syndrome.

"Indirect Taxes" means value added taxes, sales taxes, consumption taxes and other similar taxes.

"Inhibit" means to [***].  An Inhibitor is a molecular entity that Inhibits.

"Initial Candidate Target" has the meaning set forth in Section 3.1.

"Initial Development Period" means the period of time beginning on the Effective Date and ending on the FPFD of the first Hepatic Impairment Study for the Licensed Product.

"Insolvency Event" means, in relation to either Party, any of the following: (a) that Party becomes Insolvent; (b) that Party shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or Insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any such Party shall make a general assignment for the benefit of its creditors; (c) there shall be commenced against such Party any case, proceeding or other action of a nature referred to in clause (b) above that (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (d) there shall be commenced against such Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (e) such Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (b), (c) or (d) above.

"Insolvent" means, in relation to a Party: (a) that such Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (b) that is considered Insolvent according to Applicable Law.

"Intellectual Property Rights" means any Know-How, Patents, Trademarks, copyrights, trade secrets, and any other intellectual property rights however denominated throughout the world.

"Interest Rate" has the meaning set forth in Section 10.11(e).

"Invention" shall mean any process, method, composition of matter, article of manufacture, discovery, improvement, or finding, including Know-How, that is first conceived and/or first reduced to practice, in the course of activities performed pursuant to this Agreement (whether patentable or not).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"Invoice" has the meaning set forth in Section 10.1.

"IP Committee" means the committee established pursuant to Section 11.2.

"Joint Compound and Product Patent" has the meaning set forth in Section 11.2(c).

"Joint Development Committee" or "JDC" means the committee established as set forth in Section 5.4(a).

"Joint Inventions" mean all Inventions jointly owned by the Parties under this Agreement.

"Joint Patents" mean all Patents claiming patentable Joint Inventions.

"Joint Product Patents" mean all Joint Patents that Cover the Development, Manufacture, or Commercialization of a Product.

"Joint Research Committee" or "JRC" means the committee established as set forth in Section 5.3(a).

"Joint Steering Committee" or "JSC" means the committee established as set forth in Section 5.2(a).

"Joint Technology" means Joint Patents and Joint Inventions.

"Know-How" means all technical information, know-how and data and Material, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, expertise and other technology applicable to compounds, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, Regulatory Filings, Regulatory Materials and copies thereof, relevant to the development, manufacture, use or commercialization of or which may be useful in studying, testing, development, production or formulation of products, or intermediates for the synthesis thereof.

"Licensed Compound" means the active pharmaceutical ingredients, [***] (the "Licensed Compound Target"); provided that Licensed Compound shall not include [***].

"Licensed Product" means a product incorporating or comprising one or more Licensed Compounds in finished dosage pharmaceutical form, including, in each case, all formulations and modes of administration thereof.

"Loss of Market Exclusivity" means, with respect to any Product or Combination Product comprising a Product, as applicable, in any country, that all of the following apply: (a) the Net Sales of such Product or Combination Product in that country in any Calendar Year are less than [***] percent ([***]%) of the Net Sales of such Product or Combination Product in that country in the Calendar Year [***]; (b) the decline in such sales is attributable in material part to the marketing or sale in such country of one or more Generic Product(s) of such Product or Combination Product by one or more Third Parties; and (c) [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"MAA" means an application for the authorization to market Product(s) in any country or group of countries outside the United States, as defined by Applicable Law and filed with the Regulatory Authority of a given country or group of countries.

"Major EU Countries" means France, Germany, Italy, Spain and the United Kingdom.

"Manufacture" or "Manufacturing" means activities directed to producing, manufacturing, processing, sourcing of materials, filling, finishing, packaging, labeling, quality assurance testing and release, shipping and storage of a Product. For clarity, "manufacture" and "manufacturing" have the corresponding meanings with respect to any pharmaceutical product other than a Product.

"Material" means any tangible compositions of matter, articles of manufacture, assays, chemical, biological or physical materials, in vivo models, cell based assays (excluding Pliant's [***]), research tools, and other similar materials, including media composition.

"Material Receiving Party" has the meaning set forth in Section 6.1(h)(i).

"Medical Affairs" means activities conducted by a Party's or its Affiliate's medical affairs department, including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs excluding all other activities that do not involve the promotion, marketing, sale, or other Commercialization of Products and are not conducted by a Party's medical affairs departments.

"Modulate Selectively" means, solely for purposes of Section 4.4, with respect to a compound that modulates a Candidate Target or Research Target, as applicable, that the compound [***].

"NDA" means a New Drug Application in the United States for authorization to market the Product, as defined in the applicable laws and regulations and filed with the FDA.

"Net Sales" means [***].

"Non-Withholding Party" has the meaning set forth in Section 10.11(d).

"NVS" has the meaning set forth in the first paragraph of this Agreement.

"NVS Indemnitees" has the meaning set forth in Section 17.1.

"NVS Invention Patents" has the meaning set forth in Section 11.3(b).

"NVS Quality Requirements" means the NVS or any Regulatory Authorities' quality requirements with respect to the Manufacture of Products or Compounds for use in Clinical Studies.

"NVS Technology" means all Patents and Know-How Controlled by NVS or its Affiliates, including NVS's interest in Product Data, that are necessary to conduct the Research Plan Activities for a Research Target or are necessary to conduct the Development activities set forth in the Development Plan for a Licensed Compound or Licensed Product, except that NVS Technology shall not include any Joint Technology.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"NVS Termination Technology" means, with respect to a Terminated Compound or Terminated Product, those Patents and Know-How Controlled by NVS or its Affiliates that [***] for such Terminated Compound or Terminated Product.

"NVS Termination Trademark" means, with respect to a Terminated Product, the Product Mark Controlled by NVS or its Affiliates under which such Terminated Product was being Commercialized as of the termination date for such Terminated Product.

"Operational Team" has the meaning set forth in Section 5.5.

"Out-of-Pocket Costs" means, with respect to certain activities performed pursuant to this Agreement, direct expenses paid or payable by either Party or its Affiliates to Third Parties and specifically identifiable and incurred to conduct such activities for a Compound or Product in the Territory, including payments to contract personnel (including contractors, consultants and subcontractors), in each case, pursuant to the applicable Development Plan or Research Plan, and provided that such expenses are been recorded as income statement items in accordance with such Party's Accounting Standards and will not include any pre-paid amounts, capital expenditures, or items intended to be covered by the FTE Rate.

"Party" or "Parties" has the meaning set forth in the first paragraph of this Agreement.

"Patents" means all patents and patent applications, including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, including patent term extensions and supplemental protection certificates and the like, utility models, design patents and the like of any of the foregoing in any country.

"Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, including a Governmental Authority.

"PET Ligand" means a [***][***].

"Phase 1 Study" means a clinical study of an investigational product in patients or healthy volunteers with the primary objective of characterizing its safety, tolerability, and pharmacokinetics and identifying a recommended dose and regimen for future studies. The investigational product can be administered to patients or healthy volunteers as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient or healthy volunteer in such study has received his or her initial dose of a product.

"Phase 2 Study" means a Phase 2a Study or a Phase 2b Study.

"Phase 2a Study" means a clinical study of an investigational product in patients with the primary objective of characterizing its activity in a specific disease state as well as generating more detailed safety, tolerability, pharmacodynamics and pharmacokinetics information. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents, may include one or multiple doses and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product.

"Phase 2b Study" means a phase 2b study carried out prior to the initiation of pivotal Phase 3 Studies that is intended to be the definitive dose range finding study in patients with efficacy as a primary endpoint, as well as safety, initiated after completion of a Phase I Clinical Study (or phase 2a Clinical Study, if performed), that will evaluate the dose-dependent effectiveness of a pharmaceutical product for a particular indication or indications in patients with the disease or condition under study, as well as to collect further safety data to assess the risks associated with the pharmaceutical product, and further pharmacokinetic and pharmacodynamic data. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"Phase 3 Study" means a clinical study of an investigational product in patients the protocol of which incorporates accepted endpoints for confirmation of statistical significance of efficacy and safety with the aim of obtaining Regulatory Approval in any country as described in 21 C.F.R. § 312.21(c), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product. For clarity, Phase 3 Studies include clinical studies of approved products for use in Indications for which such product has not yet received Regulatory Approval.

"Pliant" has the meaning set forth in the first paragraph of this Agreement.

"Pliant Indemnitees" has the meaning set forth in Section 17.2.

"Pliant Know-How" means any Know-How Controlled by Pliant or any of its Affiliates as of the Effective Date or thereafter during the Term of this Agreement that is reasonably necessary or reasonably useful for the Research, Development, Manufacture, or Commercialization of the Compounds and Products in the Field or otherwise transferred or provided to NVS under Sections 3.7(b), 4.6 and 8.5, and includes Pliant's interest in any Product Data, except that Pliant Know-How shall not include any Know-How that is a Joint Invention or that relates to Pliant's [***].

"Pliant Manufacturing Know-How" has the meaning set forth in Section 8.5.

"Pliant Patents" means: (a) the Patents identified on Exhibit C; and (b) any other Patents Controlled by Pliant or any of its Affiliates as of the Effective Date or thereafter during the Term that claim or otherwise Cover the Research, Development, Manufacture, or Commercialization of the Compounds and Products in the Field, except that Pliant Patents shall not include any Joint  Patents or Patents solely claiming Know-How that relates to Pliant's [***].

"Pliant Technology" means the Pliant Know-How and the Pliant Patents.

"Pliant Third Party Obligations" has the meaning set forth in Section 10.7(b).

"PMDA" means the Japanese Pharmaceuticals and Medical Devices Agency, or any successor entity thereto.

"Pricing Approval" means any approval, agreement, determination, or decision establishing prices that can be charged to consumers for a pharmaceutical product or that shall be reimbursed by Governmental Authorities for a pharmaceutical product, in each case, in a country where Governmental Authorities approve or determine pricing for pharmaceutical products for reimbursement or otherwise.

"Priority Review Voucher" means a priority review voucher issued by the United States Department of Health and Human Services that entitles the holder of such voucher to Priority Review of a single human drug application submitted under Section 505(b)(1) of the Act or Section 351(a) of the

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

United States Public Health Service Act, as further defined in Section 529(a)(2) of the Act (21 U.S.C. § 360ff(a)(2)).

"Privacy and Data Security Laws" means all applicable privacy, security and data protection laws, rules, regulations, and guidelines with respect to privacy, security and data protection including the collection, processing, storage, protection and disclosure of Sensitive Information.

"Product" means a Research Product or Licensed Product.

"Product Data" has the meaning set forth in Section 11.1(a).

"Product Infringement" has the meaning set forth in Section 11.5.

"Product Marks" has the meaning set forth in Section 11.7.

"Prosecution and Maintenance" means, with regard to a particular Patent, the preparation, filing, prosecution and maintenance of such Patent in any jurisdiction, as well as the conduct of re-examinations, reviews, reissues and the like with respect to that Patent, together with the conduct of interferences, the defense of oppositions, oppositions, post-grant reviews, inter partes reviews, and other similar proceedings with respect to that Patent and further including Patent management and litigation strategy. For clarity, Prosecution and Maintenance does not include instituting post-grant reviews or inter partes review with respect to Patents of Third Parties.

"Prosecuting and Maintaining Party" has the meaning set forth in Section 11.3(c).

"Provider" has the meaning set forth in Section 3.9.

"Purpose" has the meaning set forth in Section 6.1(h)(i).

"Regulatory Approval" means, with respect to a Product in any country or jurisdiction, all approvals (including where required in order to market the Product, any Pricing Approval), registrations, licenses or authorizations from a Regulatory Authority in a country or other jurisdiction that are necessary to market and sell such Product in such country or jurisdiction.

"Regulatory Authority" means any Governmental Authority responsible for granting Regulatory Approvals for Products, including the FDA, EMA, European Commission, PMDA, and any corresponding national or regional regulatory authorities.

"Regulatory Exclusivity" means any rights or protections which are recognized, afforded or granted by the FDA or any other Regulatory Authority in any country or region of the Territory pursuant to Applicable Laws of such country or region, in association with the marketing authorization of the Product, providing the Product: (a) a period of marketing exclusivity, during which a Regulatory Authority recognizing, affording or granting such marketing exclusivity will refrain from either reviewing or approving a marketing authorization application or similar regulatory submission, submitted by a Third Party seeking to market a Generic Product of such Product, or (b) a period of data exclusivity, during which a Third Party seeking to market a Generic Product of such Product is precluded from either referencing or relying upon, without an express right of reference from the dossier holder, the Product's clinical dossier or relying on previous Regulatory Authority findings of safety or effectiveness with respect to such Product to support the submission, review or approval of a Marketing Authorization Application or similar regulatory submission before the applicable Regulatory Authority.

"Regulatory Filings" means, with respect to a Product, any application or submission to a Regulatory Authority of any appropriate regulatory application, and shall include any submission to a regulatory advisory board, MAA, and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any NDA or the corresponding application in any other country or group of countries.

"Regulatory Lead Party" means the Party allocated primarily responsible for all regulatory matters relating to a Licensed Product, including all Regulatory Filings and related Regulatory Materials in accordance with Section 7.1(a).

"Regulatory Materials" means any communication, correspondence, or other filings made to, received from or otherwise conducted with a Regulatory Authority related to Developing, Manufacturing, or otherwise Commercializing a pharmaceutical product in a particular country or jurisdiction, other than Regulatory Filings.

"Reimbursement Cap" has the meaning set forth in Section 3.6(a).

"Related Compounds" means, with respect to a Compound, [***] that the relevant Compound has with respect to its molecular target (for Related Compounds of Compounds that selectively modulate a given Research Target, selective modulation of such Research Target and for Related Compounds of Licensed Compounds or Back-Up Compounds, selective Inhibition of αvβ1).

"Research" or "Researching" means activities, other than Development, related to target validation, the design, discovery, generation, identification, profiling, characterization, production, process development, cell line development, pre-clinical development or non-clinical or pre-clinical studies of drug candidates and products, including such non-clinical studies and other material Development activities to be undertaken to generate data sufficient to enable the filing of an IND.

"Research Budget" has the meaning set forth in Section 3.2.

"Research Compound" has the meaning set forth in Section 3.2[***].

"Research Costs" has the meaning set forth in Section 3.6(a).

"Research Plan" has the meaning set forth in Section 3.2.

"Research Plan Activities" has the meaning set forth in Section 3.2.

"Research Product" means a product Researched or Developed under this Agreement incorporating or comprising one or more Selected Research Compounds in finished dosage pharmaceutical form, including, in each case, all formulations and modes of administration thereof.

"Research Program" has the meaning set forth in Section 2.1.

"Research Results" mean all tangible Material, and all material data, results, and research records relating to a Candidate Target or Research Target, or compounds that modulate such Candidate Target or Research Target, generated in connection with a Research Program.

"Research Target" has the meaning set forth in Section 3.1.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"Research Term" means the period commencing upon the Effective Date and ending, unless extended pursuant to Section 3.3, three (3) years after the Effective Date.

"Royalty Term" has the meaning set forth in Section 10.6(a).

"Sales & Royalty Report" means a written report or reports showing each of: (a) the Net Sales of each Product in the Territory, on a country-by-country basis, during the reporting period by NVS and its Affiliates and sublicensees; and (b)  the royalties payable, in United States Dollars, which shall have accrued hereunder with respect to such Net Sales.

"Selected Research Compound" has the meaning set forth in Section 3.2(b), and includes all corresponding Related Compounds[***].

"Selection Date" has the meaning set forth in Section 3.2(b).

"Senior Officers" means, for NVS, [***], and for Pliant, [***].

"Sensitive Information" means personally identifiable information, which information may include names, address, other contact information, financial account information, social security number, date of birth, passwords, protected health information, biometrics, personal identification numbers and codes and/or other information or data that is protected by Applicable Laws and/or can be used for identity theft.

"Small Molecule Compound" means any compound having a molecular weight of less than [***].

"Target" means any Research Target or Licensed Compound Target.

"Target Validation" means compelling biological validation from pre-clinical in vitro and in vivo studies supporting that a molecular target being evaluated under the Research Program (a) [***]; (b) [***]; and (c) [***]; in each case of (a)-(c), as determined by [***].

"Target Validation Activities" means the specific activities to be performed by each Party to determine the Target Validation of a Candidate Target pursuant to a Research Plan.

"Target Validation Fee" has the meaning set forth in Section 10.2.

"Term" has the meaning set forth in Section 15.1.

"Terminated Compound" shall mean any Compounds that bind specifically to, and thereby selectively modulate, a Terminated Target.

"Terminated Product" shall mean any Products that bind specifically to, and thereby selectively modulate, a Terminated Target.

"Terminated Research Target" shall mean any Research Target pursuant to which this Agreement is terminated under Section 15.2(a)(i) or 15.2(c).

"Terminated Target" shall mean any Target pursuant to which this Agreement is terminated under Section 15.2(a)(i) or 15.2(c).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

"Territory" means all countries and territories of the world.

"Third Party" means any Person other than a Party or an Affiliate of a Party.

"Third Party Infringement" has the meaning set forth in Section 11.4(a).

"Third Party License" means a written agreement between a Party or its Affiliates and a Third Party to license or acquire Third Party Intellectual Property Rights relevant to Targets, Compounds, or Products, including, for clarity, any such agreement entered into as a result of settlement of any claims for infringement of Third Party Intellectual Property Rights.

"Trade Control Laws" mean all statutory and regulatory requirements related to export controls, economic sanctions, trade embargoes, imports of goods, and payment of custom duties.

"Trademarks" mean all registered and unregistered trademarks, service marks, trade dress, trade names, logos, insignias, symbols, designs, and all other indicia of ownership, and combinations thereof.

"Transfer Record" has the meaning set forth in Section 6.1(h)(i).

"Transferring Party" has the meaning set forth in Section 6.1(h)(i).

"United States" or "U.S." means the United States of America, its territories and possessions.

"Upstream Party" means any Third Party that is a party to a Third Party License.

"U.S. Export Control Laws" mean shall mean all applicable U.S. laws and regulations relating to the export or re-export of commodities, technologies or services, including the Export Controls Act of 2018, 22 U.S.C. §§ 2751 et seq., the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et seq., the Arms Export Control Act, 22 U.S.C. §§ 2778-2779, the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986, the U.S. Department of Commerce's Export Administration Regulations, the U.S. Department of State's International Traffic in Arms Regulations, and the economic sanctions programs administered by the U.S. Department of Treasury's Office of Foreign Assets Controls.

"Valid Claim" means a claim of a Patent that: (a) has not been rejected, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which no appeal can be further taken; or (b) has not been finally abandoned, disclaimed or admitted to be invalid or unenforceable through reissue or disclaimer. In order to be a Valid Claim, any claim being prosecuted in a pending patent application must be prosecuted in good faith and not have been pending for more than [***] years from the earliest date from which such application claims the priority or benefit of the first utility patent application (or equivalent concept in any such country) in the patent application family in the country in question, in which case it will cease to be considered a Valid Claim until the patent issues and recites said claim (from and after which time the same would be deemed a Valid Claim).

"Withholding Party" has the meaning set forth in Section 10.11(d).

1.2 Interpretation. Unless the context of this Agreement otherwise requires:

(a) the terms "includes" and "including" shall mean respectively includes and including without limitation;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) a statute or statutory instrument or any of their provisions shall be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended or re-enacted;

(c) words denoting the singular shall include the plural and vice versa, and words denoting any gender shall include all genders;

(d) the Exhibits and other attachments form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibits and attachments;

(e) the headings in this Agreement are for information and convenience only and shall not be considered in the interpretation of this Agreement;

(f) "days" refers to calendar days;

(g) the terms "hereof," "herein," "hereby," and derivative or similar words refer to this entire Agreement;

(h) general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;

(i) the words "shall" and "will" have the same meaning; and

(j) the Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement will not be construed in favor of or against any Party by reason of the extent to which any Party participated in the preparation of this Agreement.

2. OVERVIEW OF COLLABORATION

2.1 Overview of Research Programs. During the Research Term, and in accordance with the terms and conditions of this Agreement, the Parties will collaborate on up to three (3) separate Research programs (each, a "Research Program"), under which the Parties will validate certain [***] as Research Targets (defined below), each under a Research Program, and identify and synthesize potential Research Compounds (defined below) designed to modulate selectively each such Research Target in accordance with the applicable Research Plan (defined below), with the aim of achieving [***]. Each Research Target and Research Compound will be Researched according to a separate Research Program, and NVS will have the sole right to Research, Develop, and Commercialize Selected Research Compounds and any corresponding Research Product following the Development Candidate Selection Date.  NVS may, in its sole discretion, and at its cost and expense, elect to take forward, subject to Section 6.1(d) and Article 9, any and all Selected Research Compounds and Research Products into Development and for Commercialization.

2.2 Overview of Licensed Product. During the Initial Development Period, and in accordance with the terms and conditions of this Agreement, the Parties will collaborate to Develop the Licensed Product in accordance with the Development Plan for such Licensed Product, including where applicable, conducting any necessary Research in order to submit the applicable Regulatory Filings to enable FPFD of the first Phase 1 Study for such Licensed Product.  NVS will thereafter have the sole right, subject to Section 6.1(d) and Article 9, to conduct and be responsible for conducting, at its cost and expense, further Research, Development and Commercialization of such Licensed Product.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.3 Overview of Manufacturing Related Activities. During the Term, and in accordance with the terms and conditions of this Agreement and the applicable Clinical Supply Agreement and associated Clinical Quality Assurance Agreement, Pliant will Manufacture Licensed Products for NVS for use in certain Clinical Studies.

3. RESEARCH PROGRAMS

3.1 Research Target Validation. As of the Effective Date, the [***] [***] are deemed the initial candidate targets (each, a "Candidate Target").  Pursuant to the Research Plans for each Candidate Target, Pliant will use Commercially Reasonable Efforts to conduct Target Validation Activities for each Candidate Target in accordance with a Research Plan.  The first Candidate Target for which Pliant will engage in Target Validation Activities is [***] (the "Initial Candidate Target").  The Parties will, jointly through the JRC, determine the subsequent order of Candidate Targets for which Pliant will initiate Target Validation Activities pursuant to a Research Plan; provided that, in the event of disagreement between the Parties, the order of Candidate Targets for which Target Validation Activities are initiated will be [***]. Within [***] days of the achievement of Target Validation for a given Candidate Target, NVS will provide written notice to Pliant of such fact, such Candidate Target will be deemed a "Research Target" and NVS will become obligated to pay the Target Validation Fee in accordance with Section 10.2.  NVS will have the right to designate up to three (3) Candidate Targets as Research Targets and, for clarity, the corresponding Target Validation Fee shall be payable only once for each such Research Target, for up to three (3) Research Targets.  Upon the determination by NVS that Target Validation for any given Candidate Target is not achievable, NVS will notify Pliant in writing that NVS is rejecting such Candidate Target as a Research Target at or before the next JSC meeting or within [***] months after making such determination, whichever is earlier.  On a Candidate Target-by-Candidate Target basis, upon the first to occur for such Candidate Target of (i) expiration or termination of the Research Term, (ii) the date upon which NVS notifies Pliant in writing that NVS is rejecting such Candidate Target as a potential Research Target or (iii) the date upon which three (3) Candidate Targets, other than such Candidate Target, have been designated as a Research Target, such Candidate Target will no longer be subject to this Agreement.

3.2 Research Plans; Selected Research Compounds.

(a) On a Candidate Target-by-Candidate Target basis, prior to the initiation of Target Validation Activities for such Candidate Target, the Parties will agree on a written plan setting forth the Research Plan Activities (defined below) to be performed by the Parties in the course of the Research Program for such Candidate Target up to Development Candidate Selection (each, a "Research Plan").  The initial Research Plan for the Initial Candidate Target is attached hereto as Exhibit D.  Within a reasonable time prior to the initiation of Target Validation Activities for the next and subsequent Candidate Targets, but at least [***] days prior to the initiation of Research activities therefor, the Parties will jointly develop, through the JRC, a Research Plan for each such Candidate Target for approval by the JSC.  Each Research Plan will include (i) the Target Validation Activities and criteria required to establish Target Validation for such Candidate Target; (ii) the specific activities to be performed by each Party to (A) identify candidate compounds from [***] that bind specifically to, and thereby selectively modulate, such Research Target and (B) Research ([***]) such candidate compounds (each such candidate compound identified and/or Researched pursuant to this Agreement that binds specifically to, and thereby selectively modulates, such Research Target, a "Research Compound") until the Development Candidate Selection Date for such Research Compound, including the Manufacture of research grade supply of such Research Compound and the technical and scientific criteria of such Research Compound (together with the Target Validation Activities, the "Research Plan Activities"); (iii) the anticipated number of FTEs to be dedicated by Pliant and its Affiliates to perform the Research Plan Activities for the corresponding Research Target; and (iv) a budget setting out by Calendar Year the estimated FTE Costs and Out-of-Pocket Costs (including for Manufacturing related activities)  to be incurred by Pliant and its Affiliates in the conduct of the Research Plan Activities for such Research Target, [***] (each, a "Research Budget"). Each Research Budget will include detailed line item entries for each Research Plan Activity to be conducted under such Research Plan setting forth the costs directly related to the performance of such activity [***].  On a Research Target-by-Research Target basis, from time to time during the Research Term, but prior to the Development Candidate Selection Date for a Research Compound selected for such Research Target, [***] the Parties through the JRC will jointly develop and submit, or either Party through the JRC may propose for submission, updates or amendments to the Research Plan for the JSC's review and approval. Each Research Plan shall be consistent with the terms of this Agreement.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) At any time during the Research Term, but on a Research Target-by-Research Target basis, not later than [***] days following the completion of the first IND-enabling GLP Toxicology Study for a Research Compound that achieves Development Candidate Selection with respect to a given Research Target (the "Selection Date"), NVS may select in its sole discretion, by written notice to Pliant, up to [***] Research Compounds for such Research Target for further Research and Development (each a "Selected Research Compound").  Each Research Compound not designated by NVS as a Selected Research Compound will, after the Selection Date with respect to the relevant Research Target, no longer be eligible for designation as a Selected Research Compound for such Research Target or subject to the terms of this Agreement.

3.3 Conduct of Research Activities. During the Research Term and subject to the JSC's and JRC's review and, as applicable, approval of each Research Plan, the Parties will use Commercially Reasonable Efforts to perform (themselves or through their Affiliates or subject to Section 4.2, permitted subcontractors) the Research Plan Activities in accordance with the applicable Research Plan until the Development Candidate Selection Date for a Research Compound for such Research Target.  NVS will have the option, in its sole discretion, to extend the Research Term for [***] period  (the original Research Term plus such [***] period, the "Extended Research Term").  In the event that NVS desires to exercise such option, it shall provide Pliant with written notice to that effect at least [***] days prior to the end of the Research Term.  If a Party anticipates that material Research Plan Activities under the applicable Research Plan will not have been completed by the end of the Extended Research Term, such Party may so notify the other Party at least [***] days prior to the end of the Extended Research Term, in which case the Parties will discuss in good faith the process for completing such Research Plan Activities and the extension of the Research Term for a further [***] period following the Extended Research Term (a "Second Extension").  For clarity, neither Party will be obligated to agree to a Second Extension, and if the Parties do not agree in writing to a Second Extension prior to the date upon which the Extended Research Term would otherwise expire, the Research Term shall expire upon the date of expiration of the Extended Research Term.  In performing its respective Research Plan Activities, each Party: (a) will conduct such activities in a good scientific manner, in compliance with all Applicable Law in all material respects, including, where applicable, cGMP, cGLP, cGCP, and current international regulatory standards; and (b) will not employ or use any Debarred Person.  [***]

3.4 Research Records. Each Party will maintain, and cause its Affiliates and their respective employees and subcontractors to maintain, records and laboratory notebooks of its Research Plan Activities in sufficient detail and in a good scientific manner appropriate for scientific, regulatory and intellectual property protection purposes, which records and laboratory notebooks shall: (a) be segregated from other Research activities not performed under this Agreement; (b) be complete and accurate in all material respects; and (c) fully and properly reflect all work done, data and developments made, and results achieved.  NVS will have the right to audit and request a copy of such records of Pliant and its Affiliates and their respective employees and subcontractors from time to time during the Term.  Prior to exercising its right to audit such records, NVS, in good faith, will consider whether such audit could be conducted by a Third Party sufficiently experienced in the relevant field.  In the event that NVS conducts such audit using a Third Party, NVS shall cause such Third Party to be bound by obligations of confidentiality with respect to such records no less stringent than those set forth in Sections 12.1, 12.2 and 12.3.  For the avoidance of doubt, NVS will have the final decision with respect to whether to conduct such audit under this Section 3.4 itself or using a Third Party.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.5 Research Reports and Materials.

(a) General. Each Party will keep the other Party reasonably informed regarding the status, progress, and results of its Research Plan Activities for each Research Program, including a review of results (including Manufacturing related campaign reports) and progress against timelines in such Research Plan through regularly scheduled JRC (and, if applicable, Operational Team) meetings.

(b) Interim Reports. On a Calendar Quarterly basis the Parties will jointly create and submit to the JRC (and, if applicable, the Operational Team) for its review and discussion, a written update, in a form agreed to by the JRC for such updates, that includes: (i) a summary of the Research Plan Activities completed during the most recently completed Calendar Quarter; (ii) prior to the Development Candidate Selection Date, a copy of all results and data generated during such period related to each Research Target; and (iii) both Parties' progress against the timeline and Research Budget set forth in each Research Plan, with appropriate documentation to substantiate all such activities and results.

(c) Final Report. Each Party shall provide the other Party with a final written report within [***] days after the completion or earlier termination of each Research Plan, which report will summarize the activities undertaken and all accomplishments and deliverables achieved as specified under such Research Plan and contain a copy of all Research Results generated by or on behalf of such Party in the performance of such Research Plan.

(d) Research Results. [***] within [***] days following the earlier of the earlier termination or completion of each Research Plan for a given Research Target, [***], provided that [***]. Subject to Section 4.1 and Section 4.4, (i) NVS will have the right to use all Research Results for all purposes, and (ii) Pliant will have the right to use all Research Results generated by Pliant or on its behalf outside the scope of the exclusive licenses granted to NVS pursuant to Sections 4.1(a) and 4.1(b) to research and identify compounds that bind specifically to, and thereby selectively modulate the [***] solely for internal research and development purposes, and with respect to any other [***], for all purposes..

3.6 Research Support and Payment.

(a) Research Support. During the Research Term, on a Research Program-by-Research Program basis, NVS will be responsible for those reasonable and actual documented FTE Costs and Out-of-Pocket Costs, in each case, incurred by or on behalf of Pliant in accordance with the then-current JSC-approved Research Plan, [***] (collectively, the "Research Costs"), [***]; provided, however, that NVS will not be responsible for any FTE Costs or Out-of-Pocket Costs incurred by or on behalf of Pliant in the performance of any Research Plan Activities (including those associated with Manufacturing), in excess of [***]. For clarity, Pliant shall not have any obligation to perform Research Plan Activities for which the costs would be incurred in excess of the Reimbursement Cap.

(b) Research Payment Mechanism. No later than [***] Business Days after the conclusion of each Calendar Quarter, Pliant will provide to NVS a report of the Research Costs actually incurred in performing its Research Plan Activities under each Research Plan during the most recently completed Calendar Quarter, which will include a breakdown of FTE Costs and Out-of-Pocket Costs actually incurred by or on behalf of Pliant during such Calendar Quarter, and a comparison of such costs to the applicable Research Budget. Within [***] Business Days after receipt of such report, NVS will provide Pliant with written notice of any disputed amount in such report, after which Pliant will provide a written invoice for the amount due in accordance with this Section 3.6 for such Calendar Quarter.  NVS will pay to Pliant the undisputed amounts set forth in any such invoice within [***] days of NVS' receipt of such invoice. If owed, any disputed amounts will be paid within [***] Business Days after the date on which the Parties, using good faith efforts, resolve the dispute. The first report and invoice provided by Pliant to NVS after the Effective Date will include costs of performing Research activities incurred before the Effective Date, in accordance with the work plan and budget mutually approved by both Parties on September 27, 2019.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.7 Research Products and Pliant Know-How Transfer.

(a) Research Products. NVS will have the right, in its sole discretion, to Research, Develop, Manufacture, and Commercialize any and all Selected Research Compounds and Research Products, subject to Sections 3.3 and 6.2(a) and Article 9.  For clarity, a Research Target will cease to remain a Research Target under this Agreement, and all Selected Research Compounds and Research Products will cease to remain the same under this Agreement, if NVS elects in writing, pursuant to Section 15.2(c), not to further Research or Develop any Selected Research Compound or Research Product for such Research Target.

(b) Pliant Know-How Transfer. From time to time during the Term, Pliant will, promptly upon NVS's request and for no additional compensation, provide to NVS, in a commercially reasonable format, (A) during the Research Term, [***]; and (B) following the Research Term, [***], in each of (A) and (B) for NVS to perform its obligations under this Agreement and to practice the licenses granted to NVS hereunder, including with respect to the Research, Development, Commercialization, and Manufacturing of, and obtaining or maintaining Regulatory Approval or Pricing Approval for, Selected Research Compounds and Research Products as set forth in this Agreement.  For clarity, in no event shall Pliant be obligated to transfer to NVS any Know-How that relates to Pliant's [***].

3.8 Animal Research Compliance. To the extent a Research Program involves the use of animals, the provisions of this Section 3.8 will apply.  All such animals will be cared for, used, and disposed of in conformity with the highest legal and ethical standards of animal testing as defined by the U.S. Animal Welfare Act (P.L. 89-544, as amended) and the guidelines prescribed in DHHS Publication No. 72-23 (NIH), "Guide for the Care and Use of Laboratory Animals" (1996 edition or succeeding revised editions. The relevant environment, housing, management, veterinary care, and physical plant used in connection with such animals in a Research Program will be appropriate for type(s) of animal(s) and the nature of the Research Program. An institutional animal care and use committee, as that term is contemplated by the U.S. Animal Welfare Act (or its equivalent worldwide) must approve the activities described in a Research Plan prior to commencement of the relevant Research Program and will provide oversight of animal care, use, housing, management and disposal for the duration of the Research Program. In no circumstances will any such animals be used as food for humans or animals. If specific instructions for animal use, care, handling, or disposal are provided by NVS, Pliant shall use good faith efforts to comply with such instructions in connection with the relevant Research Program.  NVS will have the right to review and audit the relevant facilities of Pliant and related records to confirm compliance with this Section 3.8 not more than [***] during Pliant's normal business hours to ensure conformity with the provisions of this Section 3.8.

3.9 Human Material. Pliant represents and warrants (a) that it has complied, or shall comply, with all applicable laws, guidelines and regulations relating to the collection and/or use of human primary cell lines, human tissue, human clinical isolates or similar human-derived materials that have been or are to be collected in and/or used in a Research Program ("Human Material") and (b) that it has obtained, or

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

shall obtain, all necessary approvals, consents, and/or authorization required by law for the collection, use and/or transfer of such Human Material as contemplated by this Agreement.  Pliant shall provide documentation of such approvals, consents, and authorizations upon NVS' request. Pliant further represents and warrants that such Human Material may be used as contemplated in this Agreement without any obligations to the individuals or entities ("Providers") other than required by Applicable Law who contributed the Human Material, including any obligations of compensation to such Providers for any purposes, including, without limitation, any obligations of compensation to such Providers or any other Third Party for the intellectual property associated with the Human Material or the commercial use thereof for any purposes.

3.10 Terminated Research Targets.  If a Party terminates this Agreement with respect to a Research Target pursuant to Section 15.2(a)(i) or Section 15.2(c), each Party may research, develop, manufacture and commercialize anywhere in the Territory products that modulate such Terminated Research Target outside the scope of this Agreement, provided that, for clarity, the foregoing shall not be deemed to grant to NVS the right to use, and NVS agrees it shall not use, any Pliant Know-How transferred to NVS or other Confidential Information of Pliant to conduct such activities, and, subject to Section 15.4, the foregoing shall not be deemed to grant Pliant the right to use, and Pliant agrees that it shall not use any NVS Know-How transferred to Pliant or other Confidential Information of NVS to conduct such activities.

4. LICENSES

4.1 License Grants.

(a) Licensed Products. Subject to the terms and conditions of this Agreement, Pliant hereby grants to NVS and its Affiliates (i) an exclusive (even as to Pliant and its Affiliates), transferrable (pursuant to Section 19.1), sublicensable (pursuant to Section 4.1(f)) license, under the Pliant Technology and Joint Technology to Commercialize Licensed Products in the Field in the Territory; and (ii) a co-exclusive (with Pliant and its Affiliates), transferrable (pursuant to Section 19.1), sublicensable (pursuant to Section 4.1(f)) license, under the Pliant Technology and Joint Technology to Research, Develop, and Manufacture Licensed Compounds and Licensed Products in the Field in the Territory; which Research, Development, and Manufacturing license will become exclusive to NVS with respect to a Licensed Compound or Licensed Product upon the FPFD in the first Hepatic Impairment Study for such Licensed Product.  For clarity, such co-exclusivity retains for Pliant solely the right to conduct: (x) those Research and Development activities under the applicable Development Plan; and (y) those Manufacturing activities in accordance with the applicable Clinical Supply Agreement, in each case of (x) and (y), undertaken pursuant to the express terms of this Agreement.

(b) Research Products. Subject to the terms and conditions of this Agreement, Pliant hereby grants to NVS and its Affiliates (i) an exclusive (even as to Pliant and its Affiliates), transferrable (pursuant to Section 19.1), sublicensable (pursuant to Section 4.1(f)) license under the Pliant Technology and Joint Technology to Develop, Manufacture and Commercialize Selected Research Compounds and Research Products in the Field in the Territory; and (ii)  a co-exclusive (with Pliant and its Affiliates), transferrable (pursuant to Section 19.1), sublicensable (pursuant to Section 4.1(f)) license under the Pliant Technology and Joint Technology, to Research the Candidate Targets, Research Targets, and to Research the Research Compounds or Selected Research Compounds (as applicable) for each Research Target; which co-exclusive license shall become exclusive to NVS, solely with respect to Selected Research Compounds, effective as of the Development Candidate Selection Date for such Research Target. For clarity, such co-exclusivity retains for Pliant solely the right to conduct: (x) those Research Plan Activities under the applicable Research Plan; and (y) those Manufacturing activities in accordance with the applicable Research Plan, in each case of (x) and (y), undertaken pursuant to the express terms of this Agreement.

(c) By NVS. Subject to the terms and conditions of this Agreement, NVS hereby grants to Pliant and its Affiliates, a non-exclusive, non-sublicensable right under the NVS Technology and Joint Technology to (i) during the Research Term, to Research the Research Compounds and Selected Research Compounds for each Research Target; and (ii) during the Term, to Develop Licensed Products in accordance with the applicable Development Plan for such Licensed Product.

(d) PET Ligand. Subject to the terms and conditions of this Agreement, Pliant hereby grants to NVS and its Affiliates, a non-exclusive, fully paid up, sublicensable (pursuant to Section 4.1(f)) license under the Pliant Technology to use the PET Ligand to Research and Develop Licensed Compounds and Licensed Products.  For the avoidance of doubt, the license granted under this Section 4.1(d) does not give NVS or its Affiliates the right to Commercialize, either itself of through a Third Party, the PET Ligand.

(e) Retained Rights.  Notwithstanding the licenses granted to NVS in Sections 4.1(a), (b), and (d), Pliant will retain the right, subject to Sections 4.4, 12.1-12.3, and 13.3, to use Product Data that it generates, whether solely or jointly with NVS, solely for internal research and development purposes with respect to the [***] and for all purposes with respect to any other [***], outside the scope of this Agreement.

(f) Sublicense Rights. NVS may sublicense the rights granted to it by Pliant under Section 4.1(b) of this Agreement [***]; provided that the foregoing shall not limit NVS's ability to grant sublicenses to independent contractors performing activities on NVS's behalf pursuant to Section 4.2. NVS may sublicense the rights granted to it by Pliant under Section 4.1(a) at any time at its sole discretion.  NVS will ensure that all permitted sublicenses granted under this Section 4.1(f) are consistent with the terms of this Agreement and will remain responsible for any action or failure to act by its sublicensees to whom NVS' obligations under this Agreement have been sublicensed, and which action or failure to act would constitute a breach of this Agreement if such action or failure to act were committed by NVS. For clarity, distributors and wholesalers shall not be considered sublicensees. NVS may exercise its rights and perform its rights and obligations under this Agreement itself or through any of its Affiliates provided that it remains responsible for the performance of such Affiliates as if such activities of such Affiliates were activities of NVS under this Agreement. Pliant may not sublicense the rights granted to it by NVS under this Agreement without first obtaining, in each case, NVS's prior written consent and complying with the terms of any such consent except as expressly set forth in Section 4.2.

4.2 Subcontractors. Each Party may engage subcontractors to perform any obligations assigned to it under this Agreement; provided, that: (a) Pliant shall obtain NVS' prior written consent before subcontracting any such obligations to any subcontractor that is not either engaged by Pliant as of the Effective Date or included in an approved Research Plan or Development Plan; (b) the subcontracting Party remains fully responsible for the work allocated to, and payment to, such subcontractors to the same extent it would if it had done such work itself; (c) each contract between a Party and a subcontractor is consistent with the provisions of this Agreement, but only as it pertains to the obligations being performed by such subcontractor pursuant to this Agreement, including (i) obligations of confidentiality and non-use applicable to Confidential Information that are at least as stringent as those set forth in Article 12, and (ii) obligations of assignment of all Inventions and other Intellectual Property Rights developed in the course of performing any such work under this Agreement to the subcontracting Party and obligations of cooperation to execute any documents to confirm or perfect such assignment; and (d) the subcontracting Party remains at all times fully liable for all acts or omissions of such subcontractor.

4.3 Third Party Licenses. All rights licensed to a Party from a Third Party and sublicensed to the other Party under this Agreement will be subject to and subordinate to the terms of the applicable Third Party License to the extent such terms applies to a sublicensee of such Third Party Intellectual Property Rights. Each Party will comply with the terms of any such Third Party License; provided, that: (a) a Party shall not be obligated to comply with any such Third Party License until the relevant terms of any such Third Party License that apply to a Party's exercise of such rights have been fully and accurately disclosed to such Party; and (b) NVS shall not be subject to any Third Party Licenses entered into by Pliant or its Affiliates except as permitted under Sections 16.4(b) and 16.4(c).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.4 Exclusivity.

(a) Research Targets.

(i) During the period beginning on the Effective Date and ending, on a Candidate Target-by-Candidate Target basis, on the date such Candidate Target is no longer deemed a Candidate Target pursuant to Section 3.1, or on a Research Target-by-Research Target basis, on the Selection Date with respect to such Research Target, as applicable, neither Party or its Affiliates will, and each Party will cause its licensees, and sublicensees not to, alone or with or through any Third Parties (including through licensing any Third Party), Research anywhere in the Territory the modulation of any Candidate Target or Research Target, or Research, Develop, Manufacture, or Commercialize anywhere in the Territory any compounds or products that Modulate Selectively or are intended to Modulate Selectively a Research Target, other than performing Target Validation Activities or Researching Research Compounds, each in accordance with the terms and conditions of this Agreement[***].  Notwithstanding the foregoing, [***].

(ii) During the Term, Pliant and its Affiliates will not, and will cause its licensees, and sublicensees not to, alone or with or through any Third Parties (including through licensing any Third Party), Research, Develop, Manufacture, or Commercialize anywhere in the Territory any [***] other than Researching Research Compounds and Selected Research Compounds (as applicable) in accordance with the terms and conditions of this Agreement.

(b) Licensed Compounds and Licensed Products. During the Term Pliant and its Affiliates will not, and will cause its licensees, and sublicensees not to, alone or with or through any Third Parties (including through licensing any Third Party), Research, Develop, Manufacture, or Commercialize anywhere in the Territory (i) a Licensed Compound or Licensed Product; [***] in each case other than Researching, Developing, or Manufacturing Licensed Compounds or Licensed Products in accordance with the terms and conditions of this Agreement.

(c) IPF Exclusivity.  During the Term, NVS and its Affiliates will not, and will cause its licensees, and sublicensees not to, alone or with or through any third Parties (including through licensing any Third Party), Research, Develop, Manufacture, or Commercialize anywhere in the Territory a Licensed Compound or Licensed Product for the treatment, diagnosis, or prophylaxis of idiopathic pulmonary fibrosis (IPF) other than pursuant to this Agreement.

4.5 No Other Rights. Each Party expressly reserves and retains all Patents, Know-How, or other Intellectual Property Rights not expressly granted herein, and no right or license under any Patents, Know-How, or other Intellectual Property Rights of either Party is granted or shall be granted by implication.

4.6 Pliant Know-How Transfer. Within [***] days of the Effective Date, and for no additional compensation, Pliant will deliver to NVS copies of: (a) Pliant Know-How related to the Licensed Compound and Licensed Product(s); and (b) any other Pliant Know-How that is necessary or reasonably useful for the Development, Manufacture, or Commercialization of Licensed Compounds or Licensed Products in accordance with this Agreement, in each case of (a) and (b), as set forth on Exhibit E. Thereafter, on a continuing basis during the Term, Pliant shall promptly, and for no additional compensation, and at a minimum no less frequently than [***] through the JSC, JDC, or JRC, as applicable, disclose to NVS all additional Pliant Know-How related to any Product that comes into existence since the prior disclosure, and will provide reasonable assistance to NVS in connection with understanding and using all such Pliant Know-How for purposes consistent with the licenses and rights granted to NVS hereunder.  For clarity, in no event shall Pliant be obligated to transfer to NVS any Know-How that relates to Pliant's [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5. GOVERNANCE

5.1 Alliance Managers. Promptly following the Effective Date, each Party shall designate an individual to facilitate communication and coordination of the Parties' activities under this Agreement and to provide support and guidance to the JSC (each, an "Alliance Manager"). Each Alliance Manager may also serve as a representative of its respective Party on one (1) or more Committees other than the JSC.

5.2 Joint Steering Committee.

(a) Purpose; Formation. Within [***] days of the Effective Date, the Parties shall establish a joint steering committee (the "JSC"). The JSC shall monitor, make decisions, and provide strategic oversight of the activities under this Agreement and facilitate communications between the Parties with respect to the Research, Development, and Commercialization of the Compounds and Products.

(b) Specific Responsibilities. In addition to providing general oversight with respect to the Parties' activities under this Agreement, the JSC shall in particular have the following responsibilities: (i) prior to the Development Candidate Selection Date, on a Research Target-by-Research Target basis, review and approve each Research Plan (including the Research Budget) for a Research Target, and any amendments thereto (including amending the FTEs provided for under any such Research Plan); (ii) following the Development Candidate Selection Date, on a Research Target-by-Research Target basis, review and discuss the Research and Development of Research Products; (iii) solely during the Initial Development Period, review and approve the Development Plan (including the associated budgets), and any amendments thereto (including amending the FTEs provided for under any such Licensed Product Development Plan); (iv) following the Initial Development Period, review and discuss the Development of Licensed Products; (v) review and discuss the regulatory strategy for the Licensed Products; (vi) review, discuss and coordinate the Parties' scientific presentation and publication strategy with respect to the Licensed Products; (vii) facilitate the flow of information with respect to the Development and Commercialization of the Products; (viii)  receive and discuss reports from the other Committees; (ix) provide guidance to the other Committees on all significant strategic issues that fall within the scope of such Committees; (x) establish such additional joint subcommittees as it deems necessary to achieve the objectives and intent of this Agreement; (xi) resolve disputes for which it is responsible as provided in this Agreement; and (xii) perform such other functions as expressly provided in this Agreement.

5.3 Joint Research Committee.

(a) Purpose; Formation. Within [***] days of the Effective Date, the Parties shall establish a committee to oversee the Research Programs (the "JRC").

(b) Specific Responsibilities. On a Research Target-by-Research Target basis, prior to the Development Candidate Selection Date for a Research Compound for such Research Target, the JRC shall be responsible for: (i) discussing, preparing, and recommending for submission to the JSC for approval, each Research Plan (including the Research Budget) and all amendments thereto (including any amendments to the FTEs provided under such Research Plan); (ii) overseeing and directing the Research Plan Activities; (iii) reviewing and discussing all reports describing the Research Plan Activities and the Research Results; and (iv) performing such other functions as may be expressly provided in this Agreement.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.4 Joint Development Committee.

(a) Purpose; Formation. Within [***] days of the Effective Date, the Parties shall establish a committee to oversee and coordinate the Development activities of the Parties with respect to each Licensed Product during the Initial Development Period (the "JDC").

(b) Specific Responsibilities. The JDC shall in particular have the following responsibilities, in each case, solely during the Initial Development Period: (i)  reviewing and recommending for approval by the JSC, the Development Plan and any amendments to the Development Plan for Licensed Products (including the associated Development Budget and amending the FTEs provided for under such Development Plan); (ii)  reviewing and monitoring the Parties' Development activities and progress against the Development Plan, including facilitating discussions between the Parties regarding the Development of such Licensed Products; (iii) reviewing and discussing Regulatory Filings and all Regulatory Materials for any Licensed Product; (iv) overseeing Manufacturing of Licensed Products used in Development activities, including discussing any potential supply issues, interruptions, the outcome of any Regulatory Authority inspection of Manufacturing facilities used by or on behalf of Pliant, and any remedial actions required if any as a result of such inspection; (v) discussing the Development reports; and (vi) performing such other functions as expressly provided in this Agreement.

5.5 Operational Teams. From time-to-time, the JSC, JRC, or JDC may establish and delegate specific matters or duties within its responsibilities to directed teams (each, an "Operational Team"), the composition, operation, and responsibilities of which will be determined by the applicable establishing Committee. Operational Teams may be established on an ad hoc basis for purposes of a specific activity or on such other basis as the applicable establishing Committee may determine. Each Operational Team will report to, and its activities will be subject to the oversight of, the applicable establishing Committee and no Operational Team's authority may exceed that specified for the applicable establishing Committee. Any disagreement between the representatives of the Parties on any Operational Teams will be referred to the applicable establishing Committee for resolution in accordance with Section 5.7.

5.6 Committee Representatives and Meetings.

(a) Committee Representatives. Each Party shall initially appoint [***] representatives to each Committee. Each Committee may change its size from time to time; provided, that the JSC and JDC shall each consist at all times of an equal number of representatives of each of Pliant and NVS. Each Committee representative shall have appropriate knowledge and expertise and sufficient seniority (including for at least one such Committee representative of a Party, budgetary authority, as applicable) within the applicable Party to make decisions (if any) arising within the scope of the applicable Committee's responsibilities. Each Party may replace its representatives on any Committee upon written notice to the other Party. Each Party shall appoint one (1) of its representatives on each Committee to act as a co-chairperson of such Committee. The responsibility for running each meeting of each Committee shall alternate between the co-chairpersons of such Committee from meeting-to-meeting, with [***]'s co-chairperson running the first meeting of each Committee. The co-chairpersons of each Committee shall jointly prepare and circulate agendas to such Committee's representatives before each such Committee meeting and shall direct the preparation of reasonably detailed documentation for each such Committee meeting, which shall be approved by the Committee's co-chairpersons and circulated to Committee representatives within [***] days of such meeting.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) Non-Committee Representatives. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Committee meetings in a non-voting capacity; provided, that if either Party intends to have any Third Party attend such a meeting, such Party shall obtain the other Party's prior written consent for such Third Party to attend such meeting, which consent shall not be unreasonably withheld, conditioned, or delayed. Such Party shall ensure that each such Third Party is bound by confidentiality and non-use obligations no less protective of the Parties' Confidential Information than those set forth in this Agreement and invention assignment obligations consistent with Section 11.1.

(c) Meetings. Each Committee shall hold meetings at such times as it elects to do so, but at least [***] unless otherwise agreed by the Parties; provided, that the JSC shall hold its first meeting no later than [***] days after the Effective Date. Meetings of any Committee may be held in person or by audio or video teleconference; provided, that unless otherwise agreed by the Parties, at least [***] shall be held in person. The Alliance Managers may attend meetings of the JSC in a non-voting capacity (unless such Alliance Manager also serves as a representative to such Committee). Each Party shall be responsible for all of its own costs and expenses of participating in any Committee meetings. No action taken at any meeting of a Committee shall be effective unless [***] of each Party are participating in such meeting.

(d) Dissolution. Each Committee will continue to exist until the earlier of completion of such Committee's obligations under this Agreement or mutual agreement of the Parties to disband such Committee; provided, that following the dissolution of the JSC, the JSC may, upon the Parties' agreement, continue to meet on a Calendar Quarterly basis (or more or less frequently, if mutually agreed by the Parties) solely to serve as a forum for sharing and discussing information.

5.7 Resolution of Committee Disputes.

(a) All decisions of each Committee shall be made by unanimous vote, with each Party's representatives collectively having one (1) vote.

(b) If, after reasonable discussion and good-faith consideration of each Party's view on a particular matter before any Committee other than the JSC and within the scope of its authority, the representatives of the Parties cannot reach an agreement as to such matter within [***] Business Days after such matter was brought to such Committee for resolution, such disagreement shall be referred to the JSC for resolution. If, after reasonable discussion and good-faith consideration of each Party's view on a particular matter before the JSC and within the scope of its authority, the representatives of the Parties on the JSC cannot reach an agreement as to such matter within [***] Business Days after such matter was brought to the JSC for resolution or after such matter has been referred to the JSC from another Committee, either Party may elect to submit such issue to the Parties' Senior Officers in accordance with Section 5.7(c).

(c) If a Party makes an election under Section 5.7(b) to refer a matter to the Senior Officers, the JSC will submit in writing the respective positions of the Parties to their respective Senior Officers.  Such Senior Officers will use good faith efforts, in compliance with this Section 5.7(c), to resolve promptly such matter, which good faith efforts will include at least one meeting between such Senior Officers within [***] days after the JSC's submission of such matter to them.  If the Senior Officers are unable to reach unanimous agreement on any such matter within [***] days of such matter being referred to them, the matter will be decided in accordance with Section 5.7(d).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d) If the Senior Officers cannot in good faith resolve such matter within [***] days after such matter has been referred to them, then subject to Section 5.7(e),  then [***] with respect to any unresolved dispute concerning matters within the decision-making authority of the JSC as set forth in this Article 5, except that [***] authority to [***].

(e) Notwithstanding anything herein to the contrary, each Committee shall have only the powers assigned expressly to it in this Article 5 and elsewhere in this Agreement, and no Committee shall have any power to amend, modify or waive compliance with this Agreement, or to impose additional financial obligations on a Party beyond those provided in this Agreement. For clarity, Pliant shall not be obligated to undertake any Research Plan Activities that exceed the Reimbursement Cap, unless NVS agrees in writing to provide additional funding over the Reimbursement Cap to reimburse Pliant for such additional Research Plan Activities.  In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and matters that are specified in this Article 5 only to be reviewed and discussed (as opposed to approved) do not require any agreement or decision by either Party and are not subject to the voting and decision-making procedures set forth in this Section 5.7.

6. DEVELOPMENT

6.1 Licensed Products.

(a) Responsibility. During the Initial Development Period and subject to the oversight of the JSC and the JDC, the Parties will collaborate on Development of the Licensed Compounds and Licensed Product in accordance with this Agreement and the Development Plan (and associated Development Budget) for such Licensed Product, including conducting any necessary Research to support IND filing for such Licensed Product.  After the Initial Development Period, subject to review by the JSC, NVS shall be solely responsible for the Development of the Licensed Compounds and Licensed Product throughout the Territory, at its own cost and expense, including, without limitation, the (i) performance of Clinical Studies on Licensed Products, (ii) subject to Section 8.1(b), manufacture and supply of Licensed Compounds and Licensed Products for use in Development, and (iii) preparation and submission of any and all Regulatory Materials for the Licensed Products in the Territory.

(b) Development Plans. The Parties have attached as Exhibit F an initial Development plan for the Licensed Product (a "Development Plan").  Each update to the Development Plan will set forth all activities that are necessary or useful to be undertaken to achieve Regulatory Approval for such Licensed Product, and will allocate responsibility for the performance of each such activity to one or both of the Parties, which allocation shall provide for Pliant being responsible for conducting GLP Toxicology Studies and GMP synthesis of Licensed Product, as well as Manufacture of Licensed Product, subject to a Clinical Supply Agreement and associated Clinical Quality Assurance Agreement, sufficient for the conduct of the FIH Study, and NVS being responsible for conducting Clinical Studies after the Initial Development Period. The Development activities set forth in the Development Plan will at all times be designed to be in compliance with all Applicable Law and in accordance with professional and ethical standards customary in the pharmaceutical industry. The Development Plan will be consistent with the terms of this Agreement. From time to time, [***] (i) during the Initial Development Period, the Parties will jointly develop and submit, or either Party may propose for submission, updates or amendments to the Development Plan for the Licensed Product for the JDC's review and recommendation to the JSC for approval; and (ii) after the Initial Development Period, NVS will develop and submit updates or amendments to the Development Plan to the JSC for review and discussion purposes.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c) Development Budgets. During the Initial Development Period, the Development Plan for the Licensed Product will contain a rolling budget covering Development Costs and Development Manufacturing Costs for the FIH Study associated with the anticipated Development activities for the Licensed Product to be performed during [***], and a forecast of the budget of Development Costs and Development Manufacturing Costs for [***] through completion of all Development activities set forth in any such Development Plan (each, a "Development Budget").  The Development Budget will be reviewed and approved by the JDC and JSC (i) [***] at the same time as the Development Plan update or amendment as specified under Section 6.1(b) based on: (A) the Parties' good faith estimation of the anticipated Development activities to be conducted during the relevant [***] period; and (B) information prepared by the Parties in good faith for their own internal planning processes relating to anticipated Development activities for the Licensed Product; or (ii) whenever the estimated total Development Costs within the Development Budget are reasonably expected to increase by at least [***] percent ([***]%) relative to the Development Budget, whether as a result of any amendments to the Development Plan, or increases in costs for the Development activities already planned. Once approved by the JSC, the [***] of such [***] period of each relevant Development Budget shall become JSC approved Development Costs.  Following the Initial Development Period, NVS will not have the obligation to provide Pliant or the JSC with a budget for continuing Development Costs or updates thereto.

(d) Conduct of Development Activities. NVS and Pliant will each use Commercially Reasonable Efforts to perform their respective Development activities in accordance with the Development Plan. In performing its respective Development activities, each Party: (i) will conduct such activities in a good scientific manner, in compliance with all Applicable Law in all material respects, including, where applicable, cGMP, cGLP, cGCP, and current international regulatory standards; and (ii) will not employ or use any Debarred Person.  After the Initial Development Period, NVS will use Commercially Reasonable Efforts to Develop at least one Licensed Product.

(e) Development Costs. With respect to the Licensed Product, during the Initial Development Period, NVS will be responsible for one hundred percent (100%) of all Development Costs set forth in the JSC approved Development Plan. During the Initial Development Period commencing upon the first Calendar Quarter immediately following JSC approval of the Development Plan for the Licensed Product and continuing thereafter so long as Pliant incurs Development Costs under this Agreement, Pliant will, within [***] Business Days of such Calendar Quarter submit to NVS a report setting forth the Development Costs it incurred in such Calendar Quarter with respect to Licensed Products as approved by the JSC.  Each such report will specify in reasonable detail all such costs, and, if requested by NVS, any such invoices or other supporting documentation for any Out-of-Pocket Costs paid or payable to a Third Party or with respect to which documentation is otherwise reasonably requested will be promptly provided, and in the case of the report provided for the fourth Calendar Quarter of a given Calendar Year, shall additionally include an assessment of actual aggregate costs incurred for the preceding four (4) Calendar Quarters compared with the JSC approved Development Budget for the same Calendar Year.  NVS will reimburse the Development Costs incurred by Pliant as detailed in such report within [***] days of receipt of Pliant's invoice for such amount, which invoice will be delivered by Pliant to NVS no sooner than [***] days following NVS' receipt of the report from Pliant; provided, however, that in the event of any disagreement with respect to the calculation of such reimbursable Development Costs, any undisputed portion of such reimbursement payment will be paid in accordance with the foregoing timetable and the remaining, disputed portion will be paid within [***] Business Days after the date on which the Parties, using good faith efforts, resolve the dispute. Notwithstanding the foregoing, during the Initial Development Period, NVS will not be obligated to reimburse Pliant for any Development Costs for Licensed Products in excess of [***] dollars ($[***]) (the "Development Reimbursement Cap").  Following the Initial Development Period, NVS will be solely responsible for, at its sole cost and expense, Developing the Licensed Product.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(f) Records. Each Party will maintain, and cause its Affiliates and their respective employees and permitted subcontractors to maintain, scientific records, in sufficient detail and in a good scientific manner appropriate for scientific, regulatory, and intellectual property purposes and in compliance with cGLP with respect to activities that require cGLP compliance to be submitted in Regulatory Filings (including INDs and NDAs), which records will: (i) be segregated from other activities not performed under this Agreement; and (ii) be complete, accurate, and fully and accurately reflect all work done, data and developments made, and results achieved in the performance of the Development activities. NVS will have the right to audit and request a copy of such records in Pliant and its Affiliates and their respective employees and subcontractors from time to time during the Term.

(g) Reports. During the Initial Development Period, each Party will: (i) provide to the JDC, on a Calendar Quarterly basis, or more frequently as reasonably requested by the JDC, an update regarding any Development activities conducted by or on behalf of such Party; and (ii) promptly share with the other Party all material developments and information that it comes to possess relating to the Development of each Licensed Product, including: (1) safety concerns; and (2) study reports and data generated from Clinical Studies. Following the Initial Development Period, NVS will provide to the JSC, on an annual basis, an update of its ongoing Development Activities, including any material Development and regulatory activities for each Licensed Product under Development by or on behalf of NVS over the prior Calendar Year, and any planned future Development and regulatory activities with respect to each Licensed Product under Development by or on behalf of NVS, including those activities it anticipates to initiate or have initiated for the following Calendar Year.

(h) Material Transfer.

(i) To facilitate the activities contemplated by this Agreement, either Party (referred to in this Section 6.1(h) as the "Transferring Party") may provide to the other Party (referred to in this Section 6.1(h) as the "Material Receiving Party") certain Materials owned by or licensed to the Transferring Party for use by the Material Receiving Party.  All transfers of such Materials by the Transferring Party to the Material Receiving Party will be documented in writing (the "Transfer Record"), which Transfer Record will set forth the type and name of the Material transferred, the amount of Material transferred, the date of the transfer of such Material and the purpose for which such Material may be used by the Material Receiving Party (the "Purpose").  Such Purpose may be in furtherance of the activities contemplated by this Agreement, in each case only as such activities are licensed and not subject to restrictive covenants under this Agreement, or alternatively such Purpose may be narrower due to restrictions and obligations imposed by Third parties on the use of such Materials.  The Parties also agree not to impose any more restrictive uses on the Materials transferred between one another than is necessary to comply with such restrictions and obligations imposed by Third Parties on the use of such Materials.

(ii) Except as otherwise provided under this Agreement, all such Materials delivered by the Transferring Party to the Material Receiving Party shall remain the sole property of the Transferring Party, and shall only be used by the Material Receiving Party for the Purpose.  The Material Receiving Party shall cause the Materials to not be used by, delivered to or used for the benefit of any Third Party without the prior written consent of the Transferring Party.  Further, except as otherwise provided under this Agreement, the Material Receiving Party shall not use the Materials in research or testing involving human subjects, unless expressly agreed by the Transferring Party in writing and where such research and testing is undertaken in accordance with Applicable Law.  In addition, the transfer of any Materials hereunder for use in human subjects may only be done in a manner compliant with a duly executed quality agreement between the Parties.

(iii) The Material Receiving Party assumes all liability for losses that may arise from its use, storage, or disposal of the Materials.  The transferring Party will not be liable to the Material

Receiving Party for any loss or Claim made by the Material Receiving Party or made against the Material Receiving Party by any Third Party, due to or arising from the use of the Materials, except when cause by the gross negligence or willful misconduct of the Transferring Party, or as otherwise expressly provided for under this Agreement.

(iv) Upon expiration or termination of this Agreement with respect to a particular Target and subject to Section 15.4, the Material Receiving Party will return or destroy (as instructed by the Transferring Party) any proprietary Materials transferred pursuant to this Section 6.1(h) relating to such Target (or all Targets in the event of expiration of the Agreement).

6.2 Research Compounds and Products.

(a) Responsibility and Costs. On a Research Target-by-Research Target Basis, NVS will be solely responsible for conducting, using Commercially Reasonable Efforts and at its cost and expense, [***].

(b) Reports. NVS will provide to the JSC, on an annual basis for its review and discussion, a high level report summarizing: (i) any material Development and regulatory activities for each Selected Research Compound and/or Research Product under Development by or on behalf of NVS over the prior Calendar Year; and (ii) any planned future Development and regulatory activities, including those activities it anticipates to initiate or have initiated for the following Calendar Year.

(c) Additional Support. On a Research Target-by-Research Target Basis, following the Development Candidate Selection Date for such Research Target, NVS may request that Pliant reasonably make available for consultation certain of its employees engaged in the Research Plan Activities in connection with NVS's Development of Selected Research Compounds and Research Products. Subject to internal capacity restraints, Pliant will reasonably cooperate with NVS to provide: (i) up to [***] hours of consultation without charge to NVS; and (ii) any additional hours of consultation as NVS may reasonably request, for which NVS will pay Pliant a rate of [***] per hour of such consultation services.

7. REGULATORY

7.1 Licensed Products.

(a) Responsibility for Regulatory Matters.

(i) Regulatory Lead Party. Subject to the review and approval of the JDC, Pliant will be the Regulatory Lead Party for Licensed Products during the Initial Development Period. Outside of the Initial Development Period for a Licensed Product, NVS will be the Regulatory Lead Party and will have sole responsibility for all regulatory matters relating to such Licensed Product, including with respect to Regulatory Filings and meetings with Regulatory Authorities; provided, that Pliant will reasonably cooperate with NVS, without charge to NVS, to provide any reasonable additional assistance or materials reasonably requested by NVS prior to the First Commercial Sale of such Licensed Product.

(ii) General. Subject to the review and approval of the JDC during the Initial Development Period and JSC following the Initial Development Period, and this Section 7.1, the Regulatory Lead Party for a Licensed Product shall be responsible to (A) oversee, monitor and coordinate all regulatory actions, communications, and filings with, and submissions to, each Regulatory Authority with respect thereto, (B) interface, correspond and meet with each Regulatory Authority with respect thereto, and (C) seek and maintain all Regulatory Filings with respect to such Licensed Product; provided, however, that in no event will Pliant withdraw any Regulatory Filings for any Licensed Product without first obtaining NVS' prior written consent.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iii) Transition. Upon the Development Transfer Date for a Licensed Product, (A) Pliant will promptly assign and transfer to NVS or its designee all Regulatory Filings and other Regulatory Materials, including any IND for the Phase 1 Study, with respect to such Licensed Product in accordance with NVS' instructions, including all drug master files, all written correspondence or minutes of meeting and memoranda of oral communications with any Regulatory Authority with respect to such Licensed Product (to the extent not already provided to NVS previously); and (B) each Party will submit to the applicable Regulatory Authority all filings, letters and other documentation necessary to effect such assignment and transfer as soon as practicable, in an efficient and seamless manner, and no later than [***] days prior to the start of the first Clinical Study for such Licensed Product commenced after the Initial Development Period.

(iv) Right of Reference. Until the Development Transfer Date for a Licensed Product, each Party hereby grants and will cause its Affiliates, licensees, and sublicensees to grant to the other Party, a right of reference to, and a right to access, copy and use, all information and data (including all CMC information) included in or used in support of any drug master file maintained by or on behalf of such Party that relates to such Licensed Product to the extent necessary to Develop or Manufacture such Licensed Product in accordance with the applicable Development Plan. From and after the Development Transfer Date, Pliant hereby grants and will cause its Affiliates, licensees, and sublicenses to grant to NVS, a right of reference to, and a right to copy, access, and otherwise use, all information and data (including all CMC information) included in or used in support of any drug master file maintained by or on behalf of Pliant that relates to such Licensed Product to the extent not transferred to NVS pursuant to Section 7.1(a)(iii), except for any drug master file containing information relating to Pliant's proprietary [***] assays, which will be subject to Section 7.1(f).  Notwithstanding anything to the contrary in this Agreement, Pliant will not, and will cause its Affiliates, licensees, and sublicensees not to, withdraw or inactivate any Regulatory Filing that NVS, its Affiliates or sublicensees reference or otherwise use pursuant to this Section 7.1(a)(iv).

(b) Regulatory Meetings. During the Initial Development Period, Pliant shall: (i) provide NVS with reasonable advance notice of all substantive meetings, conferences, and discussions (whether in person or by telephonic or video conference) with any Regulatory Authorities pertaining to such Licensed Product; (ii) provide draft briefing materials and meeting presentations for review reasonably in advance and consider in good faith in the preparation of such meetings, conferences or discussion any input timely provided by NVS; and (iii) to the extent not prohibited by Applicable Law, grant NVS the right to participate in any such meetings, conferences or discussions and facilitate such participation, provided that Pliant shall have the right to control any such meetings, conferences or discussions as between the Parties. If NVS elects not to participate in such meetings, conferences or discussions, Pliant shall provide NVS, upon NVS' request, with written summaries of such meetings, conferences or discussions in English as soon as practicable after the conclusion thereof.  After the Development Transfer Date, Pliant may be permitted to participate in such meetings, conferences or discussions at NVS's sole discretion.

(c) Regulatory Filings. During the Initial Development Period, Pliant will: (i) provide NVS for review and comment, copies in English of all Regulatory Filings and Regulatory Materials to be submitted (other than routine correspondence, administrative documents and excluding documents related to Pricing Approval) by or on behalf of Pliant prior to the relevant submission in order to allow reasonable time for NVS to review and comment, whenever possible, at least [***] days in advance of their intended date of submission to a Regulatory Authority; (ii) incorporate all reasonable comments thereto provided by NVS; and (iii) promptly notify and provide to NVS any Regulatory Materials (other than routine correspondence, administrative documents and excluding documents related to Pricing Approval) received from any Regulatory Authority with respect to such Licensed Product.  After the Development Transfer Date, NVS will provide Pliant copies in English of all material Regulatory Filings and Regulatory Materials that NVS submits to or receives from any Regulatory Authority (other than routine correspondence, administrative documents and excluding documents related to Pricing Approval) with respect to such Licensed Product.  For the avoidance of doubt, all Regulatory Filings and Regulatory Materials with respect to a Licensed Product will be deemed the Confidential Information of NVS.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d) Costs. NVS will bear one hundred percent (100%) of the costs and expenses for all regulatory matters relating to a Licensed Product, except that Pliant will bear its own costs and expenses for its attendance at any meeting with a Regulatory Authority pursuant to Section 7.1(b).

(e) Regulatory Vouchers. [***] received with respect to any Licensed Product during the Term, [***]; provided that [***].

(f) [***] Assays.  If information relating to Pliant's [***] assays is required to be submitted to any Regulatory Authority for NVS to obtain Regulatory Approval for a Licensed Product, then Pliant shall file a drug master file with such Regulatory Authority that includes such information.  Pliant hereby grants and will cause its Affiliates, licensees, and sublicensees to grant to NVS, and at the request of NVS, its Affiliates or sublicensees, a right of reference to, and a right to copy, access, and otherwise use, all information and data (including all CMC information) included in any such drug master file to the extent necessary to obtain Regulatory Approval for such Licensed Product.  Notwithstanding anything to the contrary in this Agreement, Pliant will not, and will cause its Affiliates, licensees, and sublicensees not to, withdraw or inactivate any drug master file that NVS, its Affiliates or sublicensees reference or otherwise use pursuant to this Section 7.1(f).  Pliant will own any such drug master file, which will be deemed the Confidential Information of Pliant.  Pliant will give NVS written notice reasonably in advance of, and where possible, at least [***] Business Days prior to any material communication with Regulatory Authorities with respect to any such drug master file, and in such written notice will provide NVS with [***].

7.2 Research Products.

(a) Responsibility and Costs for Regulatory Matters. NVS will be solely responsible, at its sole cost and expense, for determining the regulatory plans and strategies and for all other regulatory matters relating to all Research Products, including: (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority with respect to such Research Products; and (ii) interfacing, corresponding, and meeting with each Regulatory Authority.  Pliant will fully cooperate with and provide assistance to NVS and its designees upon NVS's request in connection with filings to any Regulatory Authority relating to the Research Product(s), including by executing any required documents, providing access to personnel and providing NVS with copies of all reasonably required documentation.

(b) Ownership of Regulatory Filings. NVS or its designee will own all Regulatory Filings and related Regulatory Material with respect to each Research Product, including any drug master files maintained by or on behalf of Pliant exclusively related to such Research Product and all such Regulatory Filings and Regulatory Material will be deemed the Confidential Information of NVS. NVS will provide Pliant, through the JSC, as part of the updates regarding Development activities described in Section 6.2(b), with [***] with respect to any Research Product during the preceding Calendar Year. [***]

(c) Right of Reference. Pliant hereby grants and will cause its Affiliates, licensees, and sublicensees to grant to NVS, and at the request of NVS, its Affiliates or sublicensees, a right of reference to, and a right to copy, access, and otherwise use, all information and data (including all CMC information) included in or used in support of any drug master file maintained by or on behalf of Pliant that relates to any Research Product to the extent necessary or useful to Research, Develop, Manufacture or Commercialize such Research Product. Notwithstanding anything to the contrary in this Agreement, Pliant will not, and will cause its Affiliates, licensees, and sublicensees not to, withdraw or inactivate any Regulatory Filing that NVS, its Affiliates or sublicensees reference or otherwise use pursuant to this Section 7.2(c).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d) Integrin Assays.  If information relating to Pliant's proprietary [***] assays is required to be submitted to any Regulatory Authority for NVS to obtain Regulatory Approval for a Research Product, then Pliant shall file a drug master file with such Regulatory Authority that includes such information.  Pliant hereby grants and will cause its Affiliates, licensees, and sublicensees to grant to NVS, and at the request of NVS, its Affiliates or sublicensees, a right of reference to, and a right to copy, access, and otherwise use, all information and data (including all CMC information) included in any such drug master file to the extent necessary to obtain Regulatory Approval for such Research Product.  Notwithstanding anything to the contrary in this Agreement, Pliant will not, and will cause its Affiliates, licensees, and sublicensees not to, withdraw or inactivate any drug master file that NVS, its Affiliates or sublicensees reference or otherwise use pursuant to this Section 7.2(d).  Pliant will own any such drug master file, which will be deemed the Confidential Information of Pliant.  Pliant will give NVS written notice reasonably in advance of, and where possible, at least [***] Business Days prior to  any material communication with Regulatory Authorities with respect to any such drug master file, and in such written notice will provide NVS with a brief description of the principal issues raised in such communication and any material changes to such drug master file that Pliant makes.

7.3 Regulatory Vouchers. [***] received with respect to any Research Product during the Term, [***]; provided that [***].

7.4 Pharmacovigilance. The Parties shall cooperate with regard to the reporting and handling of Adverse Events in accordance with Applicable Law and regulations on pharmacovigilance. [***].

8. MANUFACTURING

8.1 Product Manufacturing.

(a) For Research. Subject to the oversight of the JSC and JRC, as applicable, Pliant will Manufacture (i) Research Compounds for Research in accordance with the applicable Research Plan up to Development Candidate Selection; and (ii) Licensed Compound or Licensed Product required for Research in accordance with the applicable Development Plan, in each case ((i) and (ii)) in accordance with quality standards in the industry for research purposes.

(b)  For Development. Subject to the oversight of the JSC and JDC, and in accordance with Applicable Law, Pliant will Manufacture or have Manufactured Licensed Products for Clinical Supply for use in the FIH Study during the Initial Development Period for such Licensed Product in accordance with the applicable Clinical Supply Agreement and applicable Clinical Quality Assurance Agreement, and NVS will be responsible for Manufacture of Licensed Products for all other Clinical Studies, including, for the avoidance of doubt, the Hepatic Impairment Study. To the extent that Pliant engages a Third Party to Manufacture Licensed Product, then Pliant shall only engage a Third Party that is [***] suitable for Manufacture of Licensed Product.  The Parties will collaborate via the JDC to identify a suitable Third Party for such Manufacturing activities.  NVS will be responsible for Manufacture of all Selected Research Compounds and Research Products for use in Development and Clinical Studies.  At any time that Pliant is Manufacturing or having Manufactured Licensed Products, NVS may elect, at its sole discretion, to transfer any responsibility for Manufacture of Licensed Product for which Pliant is responsible under this Section 8.1(b), from Pliant to NVS.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c) For Commercial. NVS will have the right and responsibility to Manufacture or have Manufactured all Products for Commercial Supply.

8.2 Price for Supply of Products. NVS will be responsible for the reasonable documented Development Manufacturing Costs actually incurred by Pliant directly in connection with the Manufacture and supply of Compounds and Product in accordance with the Research Plan(s) and Clinical Supply Agreement(s), as applicable; provided, that: (a) the costs for Manufacturing Research Compounds during the Research Term shall be set forth in the applicable JSC-approved Research Budget; and (b) Products Manufactured and supplied pursuant to the applicable Clinical Supply Agreement shall be supplied to NVS at a price equal to [***], and provided further that the Development Manufacturing Costs for supply of Licensed Products pursuant to Sections 8.1(a) and 8.1(b) are subject to the Development Reimbursement Cap,.

8.3 Clinical Supply Agreements. At such time as directed by the JSC and subject to the oversight of the JDC, the Parties will, within [***] days of the Effective Date  negotiate in good faith one or more definitive supply agreements for Pliant to Manufacture and supply Product to NVS for Clinical Supply use of such Product in Clinical Studies prior to and including the first Phase 1 Study, in accordance with this Agreement ("Clinical Supply Agreement(s)"), along with the associated quality agreement ("Clinical Quality Assurance Agreement"). The Clinical Supply Agreement and the Clinical Quality Assurance Agreement will provide for customary terms and conditions, including pricing in accordance with Section 8.2, quality requirements, forecasting, ordering, delivery, technical criteria to be met, acceptance and rejection, audit provision and payment, in each case, in accordance with the terms of this Agreement.

8.4 Audit and Inspection.  During such time that any Compound or Product is Manufactured by or on behalf of Pliant, Pliant grants NVS, and with respect to any CMO, will secure for NVS the right, in each case, at reasonable times, with reasonable prior written notice, [***], to inspect Pliant's or such CMO's production facilities to: (a) perform a qualification audit; (b) confirm Pliant's or such CMO's compliance with cGMP, NVS Quality Requirements, the applicable specifications, and Applicable Law; and (c) review relevant Manufacturing records with respect to Products, in each case, in accordance with the Clinical Quality Assurance Agreement.  The first such inspection will take place no later than [***] days after the Effective Date.  If NVS observes a condition that causes it to believe that any Compounds or Products are not being Manufactured in accordance with cGMP, NVS Quality Requirements, or the applicable specifications or Applicable Law, then the Parties will discuss and agree on any appropriate corrective actions to address such non-compliance, and Pliant will and will cause such CMO to implement any such corrective action, in each case, in accordance with the Clinical Quality Assurance Agreement. If any Regulatory Authority or any other Governmental Authority conducts or gives notice of its intent to conduct any audit or inspection at any offices or facilities (including Manufacturing facilities) of Pliant or any CMO where such audit or inspection relates to any Compounds or Products, then Pliant will promptly, but in any event within [***] hours, give notice thereof to NVS and, to the extent such audit or inspection relates to a Compound or Product and to the extent practicable and not prohibited by Applicable Law, secure for NVS the right to participate in any such audit or inspection. Pliant shall ensure that all such rights set forth in this Section 8.4 apply to all Third Party subcontractors and suppliers used by Pliant.

8.5 Technology Transfer. At the time designated by NVS for transferring responsibility to Manufacture Products to NVS or its designee(s), Pliant will make available to NVS and its designees all additional Pliant Know-How that is necessary or reasonably useful to enable NVS or its Affiliates to Manufacture or have Manufactured Product but in all cases excluding Pliant's proprietary [***] assays (the "Pliant Manufacturing Know-How"), including by providing copies or samples of relevant documentation, Pliant's Materials, and other embodiments of such Pliant's Manufacturing Know-How. Without limiting the foregoing, the transfer shall include (to the extent Pliant has the right to transfer such items under its agreements with Third Party subcontractors, as applicable): (a) transferring copies of technical documentation, specifications, patents and procedures, and tangible embodiments of the Pliant Manufacturing Know-How; (b) providing access to a sufficient number of Pliant's qualified scientists, production and quality assurance personnel and engineers, as well as quality control personnel; (c) allowing reasonable access to the Manufacturing sites, CMOs and Affiliates involved in the Manufacture of the applicable Products; and (d) any other support or training reasonably requested by NVS to facilitate such transfer. All such transfer and assistance shall be at Pliant's cost and expense. The JSC shall coordinate the transfer of the Pliant Manufacturing Know-How pursuant to this Section 8.5.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9. COMMERCIALIZATION

NVS will be solely responsible, at its sole cost and expense, for all aspects of Commercialization of Products in the Territory, including planning and implementation, distribution, booking of sales, pricing and reimbursement. Following receipt of the applicable Regulatory Approvals for a Product, NVS shall use Commercially Reasonable Efforts, at its expense, to Commercialize such Product in at least [***].

10. FINANCIAL PROVISIONS

10.1 Initial License Fee. NVS shall pay to Pliant within  [***]  days after receipt of an invoice from Pliant, which invoice shall be substantially in the form of Exhibit G (the "Invoice") and issued promptly following the Effective Date[***] one-time payment of [***] Dollars ($[***]).

10.2 Target Validation Fee. Subject to Section 3.1, and where applicable Section 15.6, no later than [***] days after receipt of an Invoice from Pliant, which Invoice shall be issued by Pliant promptly following the date on which Pliant receives NVS' notice of Target Validation pursuant to Section 3.1, NVS shall pay to Pliant a fee (each, a "Target Validation Fee") of [***] Dollars ($[***]) for each Candidate Target that achieves Target Validation and is deemed a Research Target, for up to three (3) Research Targets. For clarity, in no event shall the aggregate Target Validation Fee payments to Pliant exceed [***] Dollars ($[***]).

10.3 Development Milestone Payments. Subject to Section 10.3(d), on a Licensed Product-by-Licensed Product or a Research Target-by-Research Target basis, as applicable, NVS shall make one-time milestone payments to Pliant (each, a "Development Milestone Payment") upon the first (1st) achievement of each milestone event set forth in this Section 10.3 (each, a "Development Milestone Event") as set forth in the applicable table below with respect to a Licensed Product or Research Product, as applicable.

(a) Licensed Product. Subject to Section 10.3(c) and Section 10.3(d), NVS shall make the Development Milestone Payments provided below to Pliant upon the first (1st) achievement of the corresponding Development Milestone Event for the applicable Licensed Product. Each Development Milestone Payment will be payable only once with respect to the first Licensed Product that achieves such Development Milestone Event, notwithstanding the number of Licensed Products that may achieve the applicable Development Milestone Event nor the number of times a Licensed Product achieves such Development Milestone Event.

Development Milestone Event for a Licensed Product	Development Milestone Payment (USD)
1. [***]	$[***]
2. [***]	$[***]
3. [***]	$[***]
4. [***]	$[***]
5. [***]	$[***]
6. [***]	$[***]
7. [***]	$[***]
Licensed Product Development Milestone Cap	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) Research Targets. Subject to Section 10.3(c) and Section 10.3(d), NVS shall make the Development Milestone Payments provided below to Pliant upon the first (1st) achievement of the corresponding Development Milestone Event by a Research Product for each Research Target. Each series of Development Milestone Payments will be payable only once with respect to the first Research Product that achieves such Development Milestone Event for a Research Target, notwithstanding the number of Research Products that may achieve the applicable Development Milestone Event for such Research Target, nor the number of times a Research Product achieves such Development Milestone Events, and in all cases, only with respect to up to three (3)  Research Targets.

Development Milestone Event for a Research Product	Development Milestone Payment (USD)
1. [***]	$[***]
2. [***]	$[***]
3. [***]	$[***]
4. [***]	$[***]
5. [***]	$[***]
6. [***]	$[***]
7. [***]	$[***]
Research Target Development Milestone Cap	[***]

(c) [***].

(d) Additional Development Milestone Terms. Notwithstanding the foregoing, for the purpose of construing the Development Milestone Payments specified in the above tables:

(i) Cap on Licensed Products. The aggregate total of all Development Milestone Payments made with respect to the Licensed Product shall not exceed the amount identified as the Licensed Product Development Milestone Cap in the table above.  Each Development Milestone Payment for Licensed Product shall be payable only on the first (1st) occurrence of the achievement of the applicable Development Milestone Event of any Licensed Product, as applicable, and none of the Development Milestone Payments shall be payable more than once.

(ii) Cap on Research Targets. The aggregate total of all Development Milestone Payments made with respect to Research Targets shall not exceed the amount identified as the Research Target Development Milestone Cap in the table above, for up to a total of three (3) Research Targets. Each Development Milestone Payment for a Research Target shall be payable only on the first (1st) occurrence of the achievement of the applicable Development Milestone Event of a Research Product for such Research Target, and no Development Milestone Payment shall be payable more than once with respect to any Research Target.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iii) Without limiting the foregoing, if Development of a Product is terminated after a Development Milestone Event is achieved with respect to such Product, then the corresponding Development Milestone Payment shall not be due on any subsequent achievement of the same Development Milestone Event by a subsequent Product for such Target. All such Development Milestone Payments are subject to the terms, where applicable, of Section 15.2(a)(ii) and Section 15.6.

(e) Payment Terms for Development Milestone Payments. NVS shall provide Pliant with written notice of the achievement of each Development Milestone Event for which payment is due hereunder within [***] days after such Development Milestone Event has been achieved. After receipt of such notice, Pliant shall submit an Invoice to NVS for the corresponding Development Milestone Payment. Subject to the terms, where applicable, of Section 15.2(a)(ii) and Section 15.6, NVS shall make the corresponding Development Milestone Payment to Pliant within [***] days after receipt of such Invoice, and each such payment [***].

10.4 Commercial Milestone Payments.

(a) Subject to Section 10.4(b) and Section 10.4(c), NVS shall make one (1)-time payments of each of the sales milestone payments indicated below (each, a "Commercial Milestone Payment") to Pliant when the aggregate Annual Net Sales of Licensed Products first achieves the Dollar values indicated in the table below (each, a "Commercial Milestone Event"). Commercial Milestone Payments will be payable only once with respect to a Licensed Product, notwithstanding the number of Licensed Products that may achieve the applicable Commercial Milestone Event nor the number of times a Licensed Product achieves such Commercial Milestone Event.

Commercial Milestone Event	Commercial Milestone Payment (USD)
Aggregate Annual Net Sales Equal to or Above $[***]	$[***]
Aggregate Annual Net Sales Equal to or Above $[***]	$[***]
Aggregate Annual Net Sales Equal to or Above $[***]	$[***]

(b) Additional Commercial Milestone Terms. The aggregate total of all Commercial Milestone Payments made shall not exceed [***].  All such Commercial Milestone Payments are subject to the terms, where applicable, of Section 15.2(a)(ii) and Section 15.6.

(c) Payment Terms for Commercial Milestone Payments. NVS shall include written notice of achievement of each Commercial Milestone Event in the Sales and Royalty Report pursuant to Section 10.11(b). Subject to the terms, where applicable, of Section 15.2(a)(ii) and Section 15.6, NVS shall make the corresponding Commercial Milestone Payment to Pliant coincident with payment of royalties pursuant to Section 10.11(b), and each such Commercial Milestone Payment [***].

10.5 Royalties. During the applicable Royalty Term and subject to Section 10.6 and Section 10.7, NVS shall make royalty payments to Pliant, on a Product-by-Product basis, based on Annual Net Sales of the applicable Product within the Field in the Territory by NVS, its Affiliates, and its sublicensees at the applicable rates set forth below. All such royalty payments are subject to the terms, where applicable, of Section 15.2(a)(ii) and Section 15.6.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(a) Licensed Products. Subject to Section 10.6, NVS shall pay to Pliant royalties, during the Royalty Term, on a Licensed Product-by-Licensed Product basis, on Annual Net Sales for each Licensed Product within the Field in the Territory at the royalty rates set forth below.

Portion of Annual Net Sales	Royalty Rate
Portion of Annual Net Sales from $0 up to and including $[***]	[***]%
Portion of Annual Net Sales from $[***] up to and including $[***]	[***]%
Portion of Annual Net Sales from $[***] up to and including [***]	[***]%
Portion of Annual Net Sales greater than $[***]	[***]%

(b) Research Products. Subject to Section 10.6 and Section 10.7, NVS shall pay to Pliant royalties, during the Royalty Term, on a Research Product-by-Research Product basis, on Annual Net Sales for each Research Product in the Territory at the royalty rates set forth below

Portion of Annual Net Sales	Royalty Rate
Portion of Annual Net Sales from $0 up to and including $[***]	[***]%
Portion of Annual Net Sales from $[***] up to and including $[***]	[***]%
Portion of Annual Net Sales from $[***] up to and including [***]	[***]%
Portion of Annual Net Sales greater than $[***]	[***]%

10.6 Additional Royalty Terms.

(a) Royalty Term. Subject to this Section 10.6, on a Product-by-Product and country-by-country basis, the royalties due under Section 10.5 shall be payable on Annual Net Sales commencing from the First Commercial Sale of such Product in a country until the latest of: (i) expiration of the last Valid Claim of the Pliant Patents or Joint Product Patents Covering the sale of such Product in such country; (ii) ten (10) years from the date of the First Commercial Sale of such Product in such country; or (iii) expiration of all Regulatory Exclusivity for such Product in such country (the "Royalty Term").

(b) Know-How Royalty; Loss of Market Exclusivity. If, during the Royalty Term, the relevant Product is (i) not Covered by a Valid Claim of a Pliant Patent or Joint Product Patent in the applicable country, or (ii) there is a Loss of Market Exclusivity in such country, then for so long as there is no Valid Claim in such country during the Royalty Term or there is a Loss of Market Exclusivity in such country during the Royalty Term, as applicable, the Net Sales for such country to be included in worldwide Annual Net Sales for the purposes of the calculation of royalties due to Pliant pursuant to Section 10.5 will be reduced by [***] percent ([***]%).

(c) One Royalty. Only one royalty shall be due under this Agreement: (i) with respect to the sale of the same unit of Product; and (ii) on the sale of a Product even if the Manufacture or Commercialization of such Product Covered more than one Valid Claim of the Pliant Patents or Joint Product Patents.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d) Compulsory Licenses and Other Step-In Rights. In the event that NVS, its Affiliates or any sublicensees are required to grant any licenses or other rights to a Third Party, including any Governmental Authority, to Develop, Manufacture, or Commercialize a Product, whether as a result of the actions of any Governmental Authority or the exercise of any rights by an Upstream Party, or in the event any Governmental Authority exercises its right to substantially reduce the price at which such Product is sold in such country, then the royalty rates set forth in Section 10.5 shall not apply, and instead, the Parties shall negotiate in good faith reduced royalty rates for each such Product reflecting the applicable market for such Product in such country; subject to Expert Resolution in accordance with Section 18.1(b) in the event the Parties are unable to agree on such terms [***] days after the commencement of such negotiations.

10.7 Third Party Obligations.

(a) In the event that NVS reasonably determines that Intellectual Property Rights Controlled by a Third Party would be [***] to Research, Develop, Manufacture, or Commercialize a Licensed Product or Research Product in the Field in the Territory under this Agreement (but not any Active Ingredient included in such Licensed Product that is not a Licensed Compound or in such Research Product that is not a Selected Research Compound), NVS shall have the right to negotiate and acquire such Intellectual Property Rights through a license or otherwise (including pursuant to any settlement agreement); provided that where such Third Party Intellectual Property Rights are [***], NVS will first provide Pliant with written notice of any such Third Party license that it intends to enter, and Pliant will have the right to enter into such Third Party license itself within [***] months of Pliant's receipt of such notice on terms and conditions determined by Pliant with Pliant responsible for all costs and expenses incurred in connection with securing any such license, and whereby such Third Party Intellectual Property Rights licensed by Pliant shall be deemed Pliant Technology. If Pliant does not obtain such license, or where such Third Party Intellectual Property Right is [***] NVS will have the right to negotiate and acquire such Intellectual Property Rights through a license or otherwise (including pursuant to any settlement agreement), under terms and conditions to be determined by NVS, and to deduct from any payments on such Product as set forth in Section 10.5 due to Pliant with respect to a given Calendar Quarter, [***] percent ([***]%) of the amounts paid (including milestone payments, royalties, settlement payments, or other payments) by or on behalf of NVS to such Third Party for any Intellectual Property Rights that are necessary or reasonably useful to Research, Develop, Manufacture, or Commercialize such Licensed Product or Research Product, subject to the limitation set forth in Section 10.8.

(b) Notwithstanding anything to the contrary in this Agreement, subject to Section 11.8, Pliant shall remain solely responsible for the payment of royalty, milestone, and other payment obligations, if any, due to Third Parties in connection with any Third Party License under which Pliant Technology has been or is licensed to Pliant and is sublicensed to NVS under this Agreement (the "Pliant Third Party Obligations"). All such payments in respect of the Pliant Third Party Obligations shall be made promptly by Pliant in accordance with the terms of its agreements with the applicable Pliant Third Party License, and Pliant shall promptly inform NVS after each such payment has been made. In the event that, pursuant to Section 16.4(b), NVS elects to cure any alleged breach by Pliant or its Affiliates under any Third Party License sublicensed to NVS hereunder, NVS will have the right to deduct [***] by or on behalf of NVS to such Third Party against any payments on such Product as set forth in Sections 10.3, 10.4 or 10.5 due to Pliant with respect to a given Calendar Quarter[***].

10.8 Royalty Minimum. Except as provided in [***] or Section 15.6], in no event will the applicable royalty otherwise due to Pliant in a Calendar Quarter be reduced by more than [***] percent ([***]%) relative to the rates set forth in Section 10.5 due to the deductions contemplated hereunder; provided, that, in each of the foregoing circumstances, any such reduction not fully taken as a result of the application of this Section 10.8 may be carried forward and applied against future royalties otherwise owed.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.9 Other Amounts Payable. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified in this Article 10, within [***] days after the end of each Calendar Quarter, each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter. The owing Party will pay any undisputed amounts within [***] days of receipt of the invoice, and any disputed amounts owed by a Party will be paid within [***] days of resolution of the dispute in accordance with Section 18.1(a).

10.10 No Projections. Pliant and NVS acknowledge and agree that nothing in this Agreement shall be construed as representing an estimate or projection of anticipated sales of any Product, and that the Development or Commercial Milestone Events and Net Sales levels set forth above or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Development or Commercial Milestone Events and royalty obligations to Pliant in the event such Development or Commercial Milestone Events or Net Sales levels are achieved. NEITHER PLIANT NOR NVS MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR NET SALES LEVEL OF SUCH PRODUCT WILL BE ACHIEVED.

10.11 Payment Terms.

(a) Manner of Payment. All payments to be made by a Party hereunder will be made in Dollars by wire transfer to such bank account as the other Party may designate in writing. Any payment which falls due on a date which is not a Business Day in the location from which the payment will be made may be made on the next succeeding Business Day in such location. For the avoidance of doubt, no payment obligations shall be incurred by either Party under or in connection with this Agreement unless and until the Effective Date.

(b) Reports and Royalty Payments. For as long as royalties are due under Section 10.5, NVS shall furnish to Pliant a Sales & Royalty Report, within [***] days after the end of each Calendar Quarter, showing the amount of Annual Net Sales of Products and the royalty due for such Calendar Quarter. Upon receipt of such written report, Pliant shall issue an Invoice to NVS and NVS shall pay such royalties within [***] days of receipt by NVS of such written Invoice for the Calendar Quarter.

(c) Currency Exchange. With respect to Annual Net Sales invoiced in Dollars, the Annual Net Sales and the amounts due to Pliant under this Agreement shall be expressed in Dollars. When the conversion of payments from any foreign currency is required to be undertaken by NVS, the Dollar equivalent shall be calculated using NVS's then-current standard exchange rate methodology as applied in its external reporting for the conversion of foreign currency sales into Dollars.

(d) Taxes.

(i) Withholding. Either Party (the "Withholding Party") may withhold from payments due to the other Party (the "Non-Withholding Party") amounts for payment of any withholding tax that is required by Applicable Law to be paid to any taxing authority with respect to such payments, which shall be remitted in accordance with Applicable Law, provided that if any Applicable Law requires such deduction or withholding of taxes from any payment under this Agreement, the Withholding Party shall (1) provide to the Non-Withholding Party all relevant documentation and correspondence, and (2) provide to the Non-Withholding Party any other cooperation or assistance on a reasonable basis as may be necessary to enable the Non-Withholding Party to claim exemption from such withholding taxes and to receive a refund of such withholding tax or claim a foreign tax credit. The Withholding Party shall give proper evidence from time to time as to the payment of any such tax. The Parties shall cooperate with each other in seeking deductions under any double taxation or other similar treaty or agreement from time to time in force. Such cooperation may include the Withholding Party making payments from a single source, where possible.  If Withholding Party does not withhold on a payment based upon its reasonable belief that no withholding is required under the Agreement, but it is later determined that a withholding was required, except in respect of withholding taxes addressed in the immediately succeeding sentence, the Non-Withholding Party will reimburse the Withholding Party for the amount of any such withholding taxes (including interest imposed by the applicable taxing authority for the failure to withhold such taxes). Notwithstanding the foregoing, if (X) either Party redomiciles, assigns its rights or obligations or delegates its rights under this Agreement, (Y) as a result of such redomiciliation, assignment or delegation, such Party (or its assignee) is required by Applicable Law to withhold taxes from or in respect of any amount payable under this Agreement, and (Z) such withholding taxes exceed the amount of withholding taxes that would have been applicable but for such redomiciliation, assignment or delegation, then any such amount payable shall be increased to take into account such withholding taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable), the payee (or its assignee) receives an amount equal to the sum it would have received had no such increased withholding been made. Solely for purposes of this Section 10.11(d)(i), a Party's "domicile" shall include its jurisdiction of incorporation or tax residence and a "redomiciliation" shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(ii) Indirect Taxes. All remunerations mentioned in this Agreement are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any payments made under this Agreement, the payor shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the payee in respect of those payments. The Parties shall cooperate in accordance with Applicable Law to minimize any Indirect Taxes incurred in connection with this Agreement and any Indirect Tax owed by one Party in connection with this Agreement will be shared equally between the Parties.  In such case, the payor Party will provide the other Party an invoice for its equal share of any such Indirect Tax within [***] days of the end of the relevant Calendar Year in which such Indirect Tax obligation was incurred, and such other Party will pay any undisputed amounts within [***] days of receipt of the invoice, and any disputed amounts owed by a Party will be paid within [***] days of resolution of the dispute in accordance with Section 18.1(a).

(e) Late Payments. Any undisputed payments or portions thereof due hereunder which are not paid when due will bear interest at the rate per annum equal to the lesser of: (i) [***] USD-LIBOR rate as quoted on Bloomberg (or if it no longer exists, a similarly authoritative source); or (ii) the highest rate permitted by Applicable Law, calculated on the number of days such payment is paid after the date such payment is due, and compounded monthly (the "Interest Rate").  Interest shall not accrue on undisputed amounts that were paid after the due date solely as a result of mistaken action by the payee (e.g., if a payment is late as a result of providing an incorrect account for receipt of payment).

10.12 Records and Audits.

(a) Each Party shall, and NVS shall cause its sublicensees to, keep complete, true, and accurate books and records in accordance with its Accounting Standards in relation to this Agreement, including with respect to Development Costs, Net Sales, and Sales & Royalty Report. Each Party shall keep such books and records for at least [***] years following the Calendar Year to which they pertain.

(b) Each Party (the "Auditing Party") may, upon written request, cause an internationally-recognized independent accounting firm (the "Auditor"), which is reasonably acceptable to the other Party (the "Audited Party"), to inspect the relevant records of such Audited Party and its Affiliates to verify the payments made and amounts reported by the Audited Party and the related reports, statements, and books of accounts, as applicable. Before beginning its audit, the Auditor shall execute an undertaking acceptable to the Audited Party by which the Auditor shall agree to keep confidential all information made available to the Auditor during the audit. The Auditor shall have the right to disclose to the Auditing Party only its conclusions regarding any payments owed under this Agreement. Each Party and its Affiliates shall make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the Auditing Party. The records shall be reviewed solely to verify the accuracy of the Audited Party's Sales & Royalty Report or other financial reports furnished by the Audited Party pursuant to this Agreement and payment obligations made or required to be made pursuant to this Agreement, and compliance with the financial terms of this Agreement. Such inspection right shall not be exercised more than [***] and not more frequently than once without cause with respect to records covering any specific period of time. In addition, the Auditing Party shall only be entitled to audit the books and records of the Audited Party from the [***] Calendar Years prior to the Calendar Year in which an audit request is made. The Auditing Party agrees to hold in strict confidence all information received and learned in the course of any audit, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with Applicable Law or judicial order. The Auditor shall provide its audit report and basis for any determination to the Audited Party at the time such report is provided to the Auditing Party before it is considered final.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c) In the event that the final result of the inspection reveals an underpayment or an overpayment by either Party, the underpaid or overpaid amount shall be settled within [***] days after receipt of the final report from the Auditor. The Auditing Party shall pay for any audit, as well as its expenses associated with enforcing its rights with respect to any payments under this Agreement; provided, that, if an underpayment of amounts due by the Auditing Party of more than [***] percent ([***]%) of the total payments due under this Agreement for the applicable year is discovered, the reasonable fees and expenses charged by the Auditor for such audit shall be paid by the Audited Party.

11. INTELLECTUAL PROPERTY RIGHTS

11.1 Ownership of Inventions and Data.

(a) Ownership. As between the Parties, and subject to the licenses granted under this Agreement, each Party retains all rights, title, and interests in and to all Intellectual Property Rights that such Party owns or Controls as of the Effective Date or that it develops or otherwise acquires after the Effective Date outside the performance of the activities under this Agreement. Ownership of all clinical data, results and other Know-How arising from the Parties' activities under this Agreement, including Research Results (collectively, "Product Data"), and all Inventions, shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws, and each Party shall solely own any Inventions made solely by its and its Affiliates' employees, agents, or independent contractors, and the Parties shall jointly own any Inventions that are made jointly by employees, agents, or independent contractors of one Party and its Affiliates together with employees, agents, or independent contractors of the other Party and its Affiliates. Upon a Party's request, the other Party shall and shall cause its Affiliates and subcontractors to execute such documents and take such further actions reasonably necessary to effectuate this Section 11.1(a).

(b) Disclosure. Each Party shall promptly disclose to the other Party all Inventions made by or on behalf of such Party and its Affiliates and subcontractors, including all Invention disclosures or other similar documents submitted to such Party by its, or its Affiliates' or, employees, agents or contractors relating to such technology, where such technology is licensed to the other Party hereunder, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such Inventions.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c) Personnel Obligations. Each employee, agent or contractor of a Party or its respective Affiliates or sublicensees performing work under this Agreement shall, prior to commencing such work, be bound by invention assignment obligations, including: (i) promptly reporting any Inventions and Intellectual Property Rights arising from such work; (ii) presently assigning to the applicable Party all of his or her right, title and interest in and to any Inventions and Intellectual Property Rights arising from such work (excluding any agreements with academic universities and/or other governmental entities, for which a non-exclusive license, or an option for an exclusive license may be obtained); (iii) cooperating in the preparation, filing, prosecution, maintenance, defense, and enforcement of any Patent; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement.

(d) Joint Technology. Except to the extent either Party is restricted by: (i) the licenses granted to the other Party; or (ii) the covenants provided by a Party under this Agreement, each Party shall be entitled to practice, license (through multiple tiers), assign (their respective interest only) and otherwise exploit the Joint Technology in all countries and jurisdictions without the duty of accounting or seeking consent from the other Party.  To the extent necessary in any jurisdiction to give effect to the rights to such Joint Technology, but subject to the licenses granted and covenants provided under this Agreement, each Party hereby grants and agrees to grant to the other Party a nonexclusive, royalty-free, fully-paid, worldwide, irrevocable, perpetual license, with the right to grant sublicenses through multiple tiers, to practice the Joint Technology for any and all purposes; provided that the foregoing shall not limit NVS' obligations to make royalty payments to Pliant pursuant to Section 10.5.

(e) Common Ownership under Joint Research Agreements. Notwithstanding anything to the contrary in this Agreement, neither Party will have the right to invoke "common ownership" under a Joint Research Agreement pursuant to Applicable Law when exercising its rights under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed. In the event that a Party is permitted to invoke such common ownership as required by the preceding sentence, the Parties will cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a "joint research agreement" as defined under Applicable Law.

11.2 IP Committee.

(a) Composition.  The IP Committee will be comprised of at least one representative of each Party, which representative shall be either an employee or an outside legal counsel for such Party, provided further that any such outside counsel is bound by confidentiality obligations no less stringent than the requirements of Sections 12.1 and 12.2.  Each Party will appoint its respective representatives to the IP Committee within [***] of the Effective Date, and from time to time, may substitute one or more of its representatives, in its sole discretion, but subject to the terms of this Section 11.2(a), effective upon notice to the other Party of such change.  All IP Committee representatives will have appropriate expertise, seniority, decision-making authority and ongoing familiarity with the Collaboration and each Party's representatives collectively will have relevant expertise in intellectual property portfolio management and licensing matters.  Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend IP Committee meetings, subject to such representatives and consultants (or the representative's or consultant's employer) undertaking confidentiality obligations, whether in a written agreement or by operation of law, no less stringent than the requirements of Sections 12.1 and 12.2.

(b) Meetings.  The IP Committee will meet as necessary to carry out its duties under Section 11.2(c), but no more often than [***], unless otherwise agreed by its members.  The IP Committee will meet in-person at Pliant or NVS or, alternatively, by means of teleconference, videoconference or other similar communications equipment.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c) IP Committee Responsibilities.  The IP Committee will provide input regarding strategies for Prosecuting and Maintaining Pliant Patents and Joint Patents, and such other matters as the Parties agree in writing will be the responsibility of the IP Committee.  Without limiting the foregoing, the IP Committee will provide input regarding the filing and Prosecution of Patents within the Joint Patents that Cover Compounds and Products, excluding [***] ("Joint Compound and Product Patents").  In furtherance of this Section 11.2(c), each Party will provide appropriate updates to the IP Committee regarding Collaboration IP and other Patents and Know-How licensed hereunder, including with respect to anticipated filing strategies and new inventions.

(d) Decision-Making.  The IP Committee will be an advisory committee to the Parties and will make recommendations by consensus.  The IP Committee will not have any final decision-making power; provided that, the Parties will work together in good faith to enable the filing and prosecution of Joint Compound and Product Patents.

(e) Term.  Either Party will have the right to terminate the IP Committee upon [***] advance written notice to the other Party, subject to approval by the JSC.

11.3 Patent Prosecution and Maintenance.

(a) Responsibility for Prosecuting and Maintaining Pliant Patents and Certain Joint Patents. Subject to the terms of this Section 11.3, (i) Pliant shall have the first right, but not the obligation, to Prosecute and Maintain the Pliant Patents, as well as Joint Patents that are not Joint Compound and Product Patents, using counsel of its own choice to whom NVS has no reasonable objection; and (ii) if Pliant decides not to Prosecute or Maintain any Pliant Patent or any such Joint Patent, Pliant shall notify NVS in writing at least [***] days prior to any relevant deadline or filing or response date, and NVS shall thereupon have the right, but not the obligation, to assume the Prosecution and Maintenance of such Pliant Patent or Joint Patent, as applicable, subject to the terms of this Section 11.3.

(b) Responsibility for Prosecuting and Maintaining NVS Invention Patents and Joint Compound and Product Patents. Subject to the terms of this Section 11.3, (i) NVS shall have the sole right, but not the obligation, to Prosecute and Maintain Patents claiming Inventions owned solely by NVS ("NVS Invention Patents") and the first right, but not the obligation, to Prosecute and Maintain Joint Compound and Product Patents using counsel of its own choice to whom Pliant has no reasonable objection; and (ii) if NVS decides not to Prosecute or Maintain any Joint Compound and Product Patent, NVS shall notify Pliant in writing at least [***] days prior to any relevant deadline or filing or response date, and Pliant shall thereupon have the right, but not the obligation, to assume the Prosecution and Maintenance of such Joint Compound and Product Patent, as applicable, subject to the terms of this Section 11.3.

(c) Costs; Cooperation. All costs and expenses incurred by the Party which Prosecutes and Maintains any Pliant Patent, Joint Patent, or NVS Invention Patent shall be borne by such Party (the "Prosecuting and Maintaining Party"). The Prosecuting and Maintaining Party of a Pliant Patent, Joint Compound and Product Patent or Joint Patent will: (i) keep the other Party reasonably informed of the status of such Patents and provide a copy of material substantive communications from any Governmental Authority concerning such Patents; (ii) reasonably in advance of making any filings or submissions to any Governmental Authority with respect to such Patents, such that the other Party may have a reasonable opportunity to review and comment thereon, provide a copy thereof to the other Party for its review and comment; and (iii) consider in good faith all comments timely provided to the Prosecuting and Maintaining Party by the other Party on such filings and communications. Upon the Prosecuting and Maintaining Party's request and at its expense, the other Party shall provide the Prosecuting and Maintaining Party with all reasonable assistance and cooperation in connection with its Prosecution and Maintenance of the applicable Patents, including by providing access to relevant persons and executing all documentation reasonably requested by the Prosecuting and Maintaining Party.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d) Patent Term Extension. NVS will have the right to elect and file for patent term restorations or extensions, supplemental protection certificates, or any of their equivalents with respect to patent term restoration, supplemental protection certificates or their equivalents, and patent term extensions with respect to the Pliant Patents and Joint Patents in any country and/or region where applicable. NVS shall keep Pliant reasonably informed of its efforts to obtain such restoration or extension, supplemental protection certificate or their equivalents and shall in good faith consider Pliant's comments thereto.  Pliant shall, and shall cause its Affiliates to, cooperate with and provide all reasonable assistance requested by NVS, including permitting NVS to proceed with applications for such in the name of Pliant, if deemed appropriate by NVS, and executing documents and providing any relevant information to NVS.  NVS shall pay all expenses in regard to obtaining such patent term restoration or extensions, supplemental protection certificates or their equivalents.

11.4 Third Party Infringement; Agreement Patent Actions.

(a) Notice. Each Party will promptly notify the other Party of any: (i) infringement, misappropriation, or other violation by a Third Party of any of the Pliant Patents, Joint Patents, or NVS Invention Patents of which it becomes aware arising out of the exploitation of Compounds or Products ("Third Party Infringement"); and (ii) request for declaratory judgment, opposition, nullity action, interference, inter-partes reexamination, inter-partes review, post-grant review, derivation proceeding, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Pliant Patents, Joint Patents, or NVS Invention Patents (each, an "Agreement Patent Action").

(b) Control.

(i) NVS will have the first right, but not the obligation, to bring and control any action in connection with any Third Party Infringement at its own expense as it reasonably determines appropriate.  Pliant will have the right to join as a party to any such action and participate with its own counsel at its own expense, provided that NVS shall control the prosecution of such action.  During any such action, NVS shall (I) provide Pliant with drafts of all official papers and statements prior to their submission in such action, in sufficient time to allow Pliant to review, consider and substantively comment thereon; and (II) reasonably consider incorporating any such Pliant comments. Solely with respect to the Pliant Patents and Joint Patents that are not Joint Compound and Product Patents, if NVS does not take commercially reasonable steps to prosecute any Third Party Infringement within [***] days following the first notice provided in Section 11.4(a)(i) above or [***] days before the time limit, if any, for filing of such actions in accordance with Applicable Law, whichever comes first, then Pliant may prosecute such Third Party Infringement at its own expense.

(ii) Pliant will have the first right, but not the obligation, to defend against any Agreement Patent Action for any Pliant Patent, at its own expense as it reasonably determines appropriate.  NVS may participate in any such Agreement Patent Action for a Pliant Patent with counsel of its choice at its own expense, provided that Pliant shall control the defense in such Agreement Patent Action.  If Pliant informs NVS that it does not intend to defend against an Agreement Patent Action, or if Pliant determines to cease defending against any such Agreement Patent Action, and, in each case, such Agreement Patent Action is not brought as a defense against a Third Party Infringement, then NVS will have the right, but not the obligation, upon written notice to Pliant, to defend against such Agreement Patent Action for a Pliant Patent, or take over the defense of any Agreement Patent Action initiated by Pliant, as applicable, in each case, solely as it relates to Pliant Patents.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iii) NVS will have the first right, but not the obligation, to defend against any Agreement Patent Action for any Novartis Invention Patent or Joint Patent, at its own expense as it reasonably determines appropriate.  Pliant may participate in any such Agreement Patent Action for a NVS Invention Patent or Joint Patent with counsel of its choice at its own expense, provided that NVS shall control the defense in such Agreement Patent Action.  If NVS informs Pliant that it does not intend to defend against an Agreement Patent Action with respect to a Joint Product Patent, or if NVS determines to cease defending against any such Agreement Patent Action with respect to a Joint Product Patent, and, in each case, such Agreement Patent Action is not brought as a defense against a Third Party Infringement, then Pliant will have the right, but not the obligation, upon written notice to NVS, to defend against such Agreement Patent Action for a Joint Product Patent, or take over the defense of any Agreement Patent Action initiated by NVS, as applicable, in each case, solely as it relates to a Joint Product Patent.

(c) Cooperation and Recoveries. At the Party bringing and controlling any Third Party Infringement or defending any Agreement Patent Action or Claim of Product Infringement, as applicable ("Controlling Party")'s request, the other Party shall provide assistance in connection with such action, including by executing reasonably appropriate documents, providing access to such Party's premises and employees, cooperating reasonably in discovery, and joining as a party to the action if requested by the Controlling Party. The Controlling Party will keep the other Party reasonably informed of all material developments in connection with any such suit, provide copies of all documents filed, and consider in good faith any comments from the other Party, and the other Party shall have the right to consult with the Controlling Party and to participate in and, if appropriate, be represented by independent but mutually agreed upon counsel in such litigation at such other Party's own cost and expense.  Neither Party shall, without the other Party's prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to the other Party or admits the invalidity or unenforceability of or adversely affects the scope of any such Pliant Patent or Joint Patent, which consent shall not be unreasonably withheld, delayed, or conditioned. Any recoveries resulting from a Claim of Third Party Infringement (whether by way of settlement or otherwise) shall be first applied against payment of each Party's costs and expenses in connection therewith (which amounts will be allocated pro rata if insufficient to cover the totality of such costs and expenses). Any remainder after such reimbursement to the extent relating to (i) Third Party Infringement of  Pliant Patents in an action controlled by NVS will be [***]; (ii) Third Party Infringement of Pliant Patents in an action controlled by Pliant will be [***]; and (iii) any infringement of Joint Patents will be [***].

11.5 Product Infringement. If a Party becomes aware of any actual or potential Claim alleging that the Research, Development, Manufacture, or Commercialization of any Compounds or Products under this Agreement infringes, misappropriates, or otherwise violates any Intellectual Property Rights of a Third Party (or would if carried out) ("Product Infringement"), then such Party will notify the other Party as promptly as possible following the receipt of service of process in such action, suit, or proceeding, or the date on which such Party becomes aware that such action, suit, or proceeding has been instituted, and the Parties will meet as soon as possible to discuss the overall strategy for defense of such matter. NVS shall have the first right (but not the obligation) to defend any Claims of Product Infringement relating to a Compound or Product; provided however, that if either Party has an obligation to indemnify the other Party with respect to such Claim, then the provisions of Article 17 will apply with respect thereto. Pliant may participate in any such action, suit or proceeding with counsel of its choice at its own expense.

11.6 Patents Licensed From Third Parties. Each Party's rights under this Article 11 with respect to the Prosecution and Maintenance, enforcement, and defense of any Patent that is licensed from a Third Party shall be subject to the rights retained by such Upstream Party with respect to such Patent.

11.7 Trademarks. NVS shall have the right to brand any and all Product(s) using NVS related Trademarks it determines appropriate for such Product(s), which may vary by country or within a country ("Product Marks"). NVS shall own all rights in Product Marks and shall have the sole right to register and maintain Product Marks in the countries and regions it determines reasonably necessary.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.8 Third Party Licenses. If any Know-How, Patent, other Intellectual Property Right, or proprietary or trade secret information, which would be useful, but not necessary for the Research, Development, Manufacture, or Commercialization of a Compound or Product under this Agreement, is first acquired by or licensed to a Party after the Execution Date from a Third Party, and if the use, practice or exploitation thereof by or on behalf of the other Party would require the first Party to pay any amounts to the Third Party from which the first Party acquired or licensed such Know-How, Patent, other Intellectual Property Right, or proprietary or trade secret information, then if such Know-How, Patent, other Intellectual Property Right, or proprietary or trade secret information would fall within the definition of "NVS Technology" or "Pliant Technology", as applicable, if it were "Controlled" by the relevant Party, then the Party acquiring or licensing such items shall so notify the other Party and provide to the other Party material information as to the nature of such Know-How, Patent, other Intellectual Property Right, or proprietary or trade secret information and the material terms of such agreement with such Third Party, including any payments that would be payable to such Third Party if such item were included in NVS Technology or Pliant Technology, as applicable.  If such other Party desires the right to incorporate or to have such first Party incorporate, as applicable, such Know-How, Patent, other Intellectual Property Right, or proprietary or trade secret information in a Compound or Product, then such other Party shall notify such first Party, and such Know-How, Patent, other Intellectual Property Right, or proprietary or trade secret information shall not automatically be deemed to be Controlled by the relevant Party, and shall not be included in the definition of NVS Technology or Pliant Technology, unless and until the Parties mutually agree in writing on the inclusion thereof in the licenses granted under this Agreement and the allocation of responsibility for payment of such amounts.

12. CONFIDENTIALITY

12.1 Duty of Confidence.

(a) Subject to the other provisions of this Article 12, each Party will, as a receiving party, and will cause its Affiliates to, maintain in confidence and otherwise safeguard any and all Confidential Information disclosed by or on behalf of the other Party or its Affiliates under this Agreement. The recipient Party may only use such Confidential Information, subject to Section 4.4, for the purposes of this Agreement and pursuant to the rights granted to the recipient Party under this Agreement. Subject to the other provisions of this Article 12, the recipient Party and its Affiliates shall hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection as the recipient Party maintains its own confidential information, but in any event with no less than reasonable protections. Subject to the other provisions of this Article 12, a recipient Party may only disclose Confidential Information of the other Party to its Affiliates, licensees, or sublicensees and their respective employees, directors, agents, subcontractors, contractors, consultants, and advisers, in each case, solely to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided, that any such Person is bound prior to disclosure to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

(b) Subject to Section 12.3, Pliant shall maintain in confidence and otherwise safeguard the Know-How included within the NVS Technology to the extent such Know-How is of a confidential and proprietary nature.

12.2 Exceptions. The obligations under Section 12.1 shall not apply to any information to the extent that such information:

(a) is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

(b) was known to, or was otherwise in the possession of, the recipient Party or its Affiliates without any obligation of confidentiality, as evidenced by written records, prior to the time of disclosure by the disclosing Party or any of its Affiliates;

(c) is disclosed to the recipient Party or any of its Affiliates on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

(d) is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by written records, without reference to the Confidential Information disclosed by the disclosing Party or its Affiliates to the recipient Party or its Affiliates under this Agreement.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the recipient Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the recipient Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the recipient Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the recipient Party, unless the combination and its principles are in the public domain or in the possession of the recipient Party.

12.3 Authorized Disclosures.

(a) In addition to disclosures allowed under Section 12.2, the recipient Party, its Affiliates and sublicensees may disclose Confidential Information of the other Party to the extent such disclosure is necessary in the following instances: (i) in connection with the Prosecution and Maintenance of Patents as permitted by this Agreement; (ii) in connection with Regulatory Filings or audits by Regulatory Authorities for any Product; (iii) in connection with prosecuting or defending litigation as permitted by this Agreement; or (iv) in complying with Applicable Law, applicable court orders or governmental regulations and rules (including securities regulations and rules of any securities exchange).

(b) In addition, NVS or its Affiliates or sublicensees may disclose Pliant's or Pliant's Affiliates' Confidential Information to Third Parties as may be necessary in connection with the Research, Development, Manufacture, or Commercialization of the Products as contemplated by this Agreement; provided that any such Third Party is bound prior to disclosure to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement; provided further that this Section 12.3(b) shall apply mutatis mutandis to Pliant or its Affiliates or sublicensees with respect to Confidential Information of NVS or its Affiliates solely to the extent applicable to a Product being Developed and Commercialized by Pliant pursuant to the license set forth in Section 15.4(d), if and as applicable.

(c) In addition, a recipient Party may disclose the other Party's Confidential Information to its or their advisors, consultants, clinicians, vendors, service providers, and contractors to the extent necessary in assisting with such recipient Party's activities contemplated by this Agreement, including the practice of licenses granted to the recipient Party and its Affiliates pursuant to Section4.1, as applicable,; provided that any such advisor, consultant, clinician, vendor, service provider, and contractor is bound prior to disclosure to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

(d) In the event the recipient Party is required to disclose Confidential Information of the disclosing Party pursuant to Applicable Law or in connection with bona fide legal process or rules of a securities exchange, including disclosures of the type contemplated by Section 12.3(a)(iv), such disclosure shall not be deemed a breach of this Agreement; provided, that the recipient Party: (i) informs the disclosing Party as soon as reasonably practicable following it becoming aware of the required disclosure; (ii) uses reasonable efforts to limit the disclosure to the required purpose; and (iii) at the disclosing Party's request and expense, assists in attempting to object to or limit the required disclosure.  In the event the recipient Party is required to disclose Confidential Information of the disclosing Party pursuant to Sections 12.3(a)(i)-(iii), the recipient Party shall take reasonable measures to assure confidential treatment of such Confidential Information to the extent practicable and available under Applicable Law.

12.4 Terms of this Agreement. Except as provided in Sections 12.2 and 12.3, each of the Parties agrees not to disclose to any Third Party the terms and conditions of this Agreement without first obtaining, in each case, the prior written consent of the other Party, except that either Party may disclose this Agreement to its Affiliates, licensors, licensees, or sublicensees and their respective employees, directors, agents, contractors, consultants, and advisers as permitted in this Article 12, and to bona fide potential or actual investors or acquirers in connection with the evaluation of such potential or actual investment or acquisition, provided that any such Person is bound prior to disclosure to obligations of confidentiality and non-use consistent with the confidentiality provisions of this Agreement and provided further that such Confidential Information will be disclosed only to the extent reasonably necessary to evaluate the proposed transaction or perform its obligations or exercise its rights granted under the Agreement.

12.5 Data Privacy and Security.

(a) Compliance with Privacy and Data Security Laws. Each of the Parties agree to comply in all material respects with applicable Privacy and Data Security Laws.  To the extent that the California Consumer Privacy Act of 2018 ("CCPA") is applicable to either Party: (i) such Party agrees to comply with all of its obligations under the CCPA; and (ii) in relation to any communication of "personal information" (as defined by the CCPA) from one Party to the other Party pursuant to this Agreement, the Parties agree that no monetary or other valuable consideration is being provided for such personal information and therefore neither Party is "selling" (as defined by the CCPA) personal information to the other Party.

(b) Protections. Notwithstanding anything to the contrary herein, the Parties acknowledge that in performing their obligations hereunder, each Party will obtain or have access to, or otherwise store, process or transmit, certain Sensitive Information. Without limiting a Party's other obligations under this Agreement, each Party shall implement and maintain reasonable security procedures and practices appropriate to the nature of Sensitive Information and take such other actions as are necessary to protect the security and confidentiality of such Sensitive Information against any anticipated or actual threats or hazards to the security or integrity of such Sensitive Information in accordance with Privacy and Data Security Laws, which shall, at a minimum, include the following precautions and safety measures: (i) [***]; (ii) [***]; (iii) [***]; (iv) [***], (v) [***], and (vi) [***].

(c) Breaches. In the event that a Party or its Affiliates or sublicensee learns of, or has reason to believe that there has been unauthorized access to or use of, or any security breach relating to or affecting, Sensitive Information of the other Party collected, prepared or developed in connection with this Agreement, or that any person who has had access to Sensitive Information has violated or intends to violate the terms of this Section 12.5, such Party shall immediately (within [***]) notify the owning Party of the same, and shall, at its expense, fully cooperate with the owning Party in (i) investigating and responding to the foregoing; (ii) notifying affected individuals as required by Privacy and Data Security Laws or as otherwise directed by the owning Party; and (iii) seeking injunctive or other equitable relief against any such person or persons who have violated or attempted to violate the security of Sensitive Information.  The Party whose Sensitive Information has been breached (or allegedly breached) shall have the sole right to determine the content, timing and other details of any notices under subsection (ii).  The Party who, themselves, or through their Affiliates or sublicensees has conducted or permitted to be conducted such breach shall be responsible for reimbursing the Party owning such Sensitive Information for the costs of such notifications and fielding feedback and questions from those notified, and any other associated costs that such Party may incur in connection with responding to or managing a breach of the security of Sensitive Information (i.e., costs of credit monitoring services, call center services and forensics services, fines imposed by any government authority, fraud liability, compromise fees and other remediation costs).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d) Changes to the Agreement. If during the Term a Party believes that amendments to this Agreement are required to ensure the compliance of each Party with the requirements of applicable Privacy and Data Security Laws, such Party shall notify the other Party and the Parties will promptly discuss and agree in good faith on appropriate amendments to this Agreement. Notwithstanding anything to the contrary, no Party shall be required to transfer to or process on behalf of the other Party any personal data until such amendments have been executed if such Party reasonably believes such transfer or processing would put such Party in breach of applicable Privacy and Data Security Laws.

13. PUBLICATIONS AND PUBLICITY

13.1 Use of Names. Neither Party shall use the name or Trademark of the other Party or its Affiliates in any press release, publication, or other form of public disclosure without first obtaining, in each case, the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned, or delayed), except for those disclosures for which consent has already been obtained or which are required by Applicable Law.  Notwithstanding the foregoing, NVS will be entitled to use the name of Pliant and its Affiliates to the extent necessary or useful in connection with the Development or Commercialization of any Product subject to Pliant's prior written consent to the use by NVS of any Pliant Trademarks.

13.2 Press Releases and Publicity Related to this Agreement. Upon the execution of this Agreement, each Party may issue a press release with respect to this Agreement in a form agreed by the Parties.  Neither Party shall issue any other press release or other public statement, whether oral or written, disclosing the existence of this Agreement, or the terms hereof, without first obtaining, in each case, the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed, except for those disclosures for which consent has already been obtained or which are required by Applicable Law.

13.3 Public Disclosures and Publications Related to the Programs or Products. Subject to Section 13.2, any proposed public disclosure (whether written, electronic, oral, or otherwise) by or on behalf of Pliant shall require, in each case, the prior written consent of NVS.  In the event that Pliant wishes to make a public disclosure pertaining to a Compound or Product, Pliant shall provide NVS with a copy of any proposed disclosure at least [***] days prior to submission of such disclosure, or in the case of an oral disclosure, [***] days prior to such oral disclosure.  For the avoidance of doubt, NVS or any of its Affiliates or sublicensees may, without any required consents from Pliant, publish or have published information regarding the Research Programs, Research Targets, Compounds or Products.

13.4 Disclosures Required By Law. Notwithstanding Section 13.1, Section 13.2, and Section 13.3, each Party may make any disclosures required to comply with any duty of disclosure it may have pursuant to Applicable Law or the requirements of any Governmental Authority or Regulatory Authority or pursuant to the rules of any recognized stock exchange. In the event of a disclosure required by Applicable Law, the requirements of any Governmental Authority or Regulatory Authority, or the rules of any recognized stock exchange, the Parties shall coordinate with each other with respect to the timing, form, and content of such required disclosure. If so requested by the other Party, the Party subject to such obligation shall use reasonable efforts to obtain an order protecting to the maximum extent possible the confidentiality of such provisions of this Agreement as reasonably requested by the other Party. If the Parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required as determined by the disclosing Party in consultation with its legal counsel. Without limiting the foregoing, Pliant shall provide NVS with each proposed filing by Pliant with the United States Securities and Exchange Commission (or any recognized stock exchange, including Nasdaq, or any similar regulatory agency in any country other than the United States) describing the terms of this Agreement (including any filings of this Agreement) at least [***] Business Days prior to submission of such filing, and shall reasonably consider and in good-faith incorporate any and all of NVS's comments relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

14. EFFECTIVENESS

14.1 Effective Date. Except for the Parties' obligations under Article 12, Article 13, this Article 14, Article 17, Article 16, Article 18, and Article 19 which shall be effective as of the Execution Date, this Agreement shall not become effective until expiration or early termination of all applicable waiting periods under the HSR Act (the "Effective Date").

14.2 Filings. The Parties shall cooperate with one another in the preparation and execution of all documents that are required to be filed pursuant to the HSR Act and each Party will file, as promptly as possible but in any event no later than [***] Business Days after the Execution Date, its pre-merger notification and report forms with the Federal Trade Commission and the U.S. Department of Justice, which forms shall specifically request early termination of the initial HSR Act waiting period. [***] associated with the submission under the HSR Act.

14.3 Outside Date. If the Effective Date has not occurred prior to [***] days after the Execution Date, or [***] days after the Execution Date in the event the Federal Trade Commission or U.S. Department of Justice issues any request for additional information and documentary materials, or such other date as the Parties may mutually agree either Party may terminate this Agreement upon written notice to the other Party; provided, however, that, as of such date, the Party terminating this Agreement is not in breach of this Agreement.  In the event a provision of this Agreement needs to be deleted or substantially revised in order to obtain regulatory clearance of this transaction, the Parties will negotiate in good faith in accordance with Section 18.1 to reach agreement on the language contained in the particular provision in question.

14.4 Diligence. Subject to the terms and conditions of this Agreement, each of Pliant and NVS and its Affiliates shall use its Commercially Reasonable Efforts to obtain all authorizations, consents, orders and approvals under applicable Antitrust Laws that may be or become necessary to consummate the Agreement, including: (i) making all necessary filings and submission (and filings and submissions considered by NVS to be advisable) with any governmental authority pursuant to any Antitrust Laws as determined by NVS, as promptly as practicable, and (ii) obtaining as promptly as practicable the termination of any waiting period under any applicable Antitrust Laws.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

15. TERM AND TERMINATION

15.1 Term. The term of this Agreement shall commence upon the Effective Date and, unless terminated pursuant to Section 15.2, shall continue in full force and effect, on a Product-by-Product and country-by-country basis, until such time as the Royalty Term with respect to such Product expires in such country (the "Term"). On a Product-by-Product and country-by-country basis, effective upon the expiration of the Royalty Term for such Product in such country, the licenses granted to NVS will each become non-exclusive, fully paid-up, royalty-free, irrevocable, and perpetual in such country with respect to such Product.

15.2 Termination. This Agreement may be terminated as follows:

(a) Termination for Breach.

(i) General. Subject to Section 15.2(a)(ii), if either NVS or Pliant is in material breach of any material obligation hereunder, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within [***] days after such notice (or in the case of any undisputed payment obligations, [***] days), the non-breaching Party shall have the right thereafter to terminate this Agreement immediately, in whole (in the event of material breach of this Agreement in its entirety) or with respect to a given Target, as applicable, by giving written notice to the breaching Party to such effect; provided, however, that if such breach is capable of being cured but cannot be cured within such [***]day period and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable under the circumstances to cure such breach (not to exceed a total of [***] days); it being understood that no such extension shall apply with respect to any undisputed payment obligations. Effective upon any such termination, such Target will be deemed a Terminated Target. If the Terminated Target is the Licensed Compound Target, then all Licensed Products that Inhibit such Terminated Target will be deemed, collectively, to be Terminated Products, and all Licensed Compounds that Inhibit such Terminated Target will be deemed, collectively, to be Terminated Compounds. If the Terminated Target is a Research Target, then all Research Products that bind specifically to, and thereby selectively modulate, such Terminated Target will be deemed, collectively, to be Terminated Products, and all Research Compounds  or Selected Research Compounds, as applicable, that bind specifically to, and thereby selectively modulate, such Terminated Target will be deemed, collectively, to be Terminated Compounds. In the event that arbitration is commenced with respect to any alleged breach hereunder pursuant to Section 18.1, no purported termination of this Agreement pursuant to this Section 15.2(a)(i) shall take effect until the resolution of such arbitration.

(ii) NVS Special Remedy. In the event that NVS would have the right to terminate this Agreement under Section 15.2(a)(i), in whole or in part, for material breach by Pliant in connection with a Target, then NVS may, in its sole discretion, elect to either (A) exercise such termination right, or (B) in lieu of exercising such termination right, and without limiting NVS' rights otherwise set under this Agreement, maintain the licenses and other rights granted by Pliant to NVS under this Agreement in accordance with their respective terms, provided that: (I) NVS may terminate all licenses granted from NVS to Pliant with respect to the applicable Target (or all Targets), including any sublicenses granted thereunder; (II) NVS may terminate any review, comment, discussion, or approval rights granted to Pliant under this Agreement with respect to the relevant Target, in whole or in part, including rights at any Committee with respect to the relevant Target; (III) NVS may reduce NVS' Development and Commercialization reporting obligations (other than Sales & Royalty Reports) with respect to the Licensed Product(s) that Inhibit the relevant Target if such Target is the Licensed Compound Target, or with respect to the Research Product(s) that bind specifically to, and thereby selectively modulate, the relevant Target if such Target is a Research Target, to [***]; and (IV) any future payments owed by NVS to Pliant under Sections 10.3, 10.4 and 10.5 with respect to the Licensed Product(s) that Inhibit the relevant Target if such Target is the Licensed Compound Target, or with respect to the Research Product(s) that bind specifically to, and thereby selectively modulate, the relevant Target if such Target is a Research Target, will be applicable in accordance with the terms of this Agreement but will be reduced by [***] percent ([***]%).  In addition, NVS will [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) Termination for Insolvency. This Agreement may be terminated in its entirety by a Party by providing written notice of termination to the other Party in the event of an Insolvency Event of the other Party.

(c) Termination by NVS At Will. NVS may terminate this Agreement at will at any time after the Effective Date in its entirety or on a Target-by-Target basis at any time on: (i) [***] days' prior written notice, if prior to the First Commercial Sale of any Licensed Product that Inhibits such Target that is the Licensed Compound Target, or if prior to the First Commercial Sale of any Research Product that binds specifically to, and thereby selectively modulates, such Target that is a Research Target; and (ii) on [***] months' prior written notice, if following the First Commercial Sale of any Licensed Product that Inhibits such Target that is the Licensed Compound Target, or if following the First Commercial Sale of any Research Product that binds specifically to, and thereby selectively modulates, such Target that is a Research Target. Effective upon any such termination, such Target will be deemed a Terminated Target. If the Terminated Target is the Licensed Compound Target, then all Licensed Products that Inhibit such Terminated Target will be deemed, collectively, to be Terminated Products, and all Licensed Compounds that Inhibit such Terminated Target will be deemed, collectively, to be Terminated Compounds. If the Terminated Target is a Research Target, then all Research Products that bind specifically to, and thereby selectively modulate, such Terminated Target will be deemed, collectively, to be Terminated Products, and all Research Compounds or Selected Research Compounds, as applicable, that bind specifically to, and thereby selectively modulate, such Terminated Target will be deemed, collectively, to be Terminated Compounds.

(d) Diligence Confirmation.  In the event that Pliant, in good faith, questions whether NVS is exercising Commercially Reasonable Efforts with respect to its obligations under Section 6.1(d) or Article 9, Pliant may provide NVS with a written request, no more frequently than [***], for a description of the activities that NVS has performed pursuant to its obligations under Section 6.1(d) or Article 9, as applicable, during such [***].  Within [***] days of the receipt of such notice, NVS will provide Pliant with a written description of activities it has performed in fulfillment of its obligations to exercise Commercially Reasonable Efforts under Section 6.1(d) or Article 9.  If, after receipt and review of such written description, Pliant continues in good faith to question whether NVS has exercised Commercially Reasonable Efforts with respect to its obligations under Section 6.1(d) or Article 9, within [***] days of receipt of such written description, Pliant may request that the Senior Officers of each Party discuss NVS's activities carried out pursuant Section 6.1(d) or Article 9.  If after such discussion, Pliant in good faith believes that NVS has materially breached its obligation to use Commercially Reasonable Efforts under Section 6.1(d) or Article 9, then Pliant may exercise its rights pursuant to Section 15.2(a)(i).

15.3 Rights in Insolvency.

(a) The Parties agree that this Agreement constitutes an executory contract under Section 365 of the Code for the license of "intellectual property" as defined under Section 101 of the Code and constitutes a license of "intellectual property" for purposes of any similar laws in any other country in the Territory. The Parties further agree that NVS, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code, including under Section 365(n) of the Code, and any similar laws in any other country in the Territory. The Parties further agree that, in the event of an Insolvency Event by or against Pliant under the Code and any similar laws in any other country in the Territory, NVS will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it: (i) upon any such commencement of an Insolvency Event upon its written request therefor, unless Pliant elects to continue to perform all of its obligations under this Agreement; or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of Pliant upon written request therefor by NVS.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) All rights, powers and remedies of NVS provided for in this Section 15.3(b) are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including under the Code and any similar laws in any other country in the Territory). In the event of an Insolvency Event in relation to Pliant, NVS, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including under the Code). The Parties agree that they intend the following NVS rights to extend to the maximum extent permitted by law, including for purposes of the Code: (i) the right of access to any intellectual property (including all embodiments thereof) of Pliant or its Affiliates, or any Third Party with whom Pliant or its Affiliates contract to perform an obligation of Pliant under this Agreement that is necessary for the Development, Manufacture, or Commercialization of Products in the Territory; (ii) the right to contract directly with any Third Party described in (i) to complete the contracted work; and (iii) the right to cure any breach of or default under any such agreement with a Third Party and set off the costs thereof against amounts payable to Pliant under this Agreement, provided that NVS shall give Pliant [***] days' prior written notice before NVS commences to cure any such breach or default, and if Pliant resolves or cures such breach or default within such [***]-day period, then this subsection (iii) shall not apply with respect to such breach or default.

15.4 Effects of Termination. In the event that (a) a Party terminates this Agreement in its entirety or with respect to one or more Targets for the other Party's material breach pursuant to Section 15.2(a)(i); or (b) NVS terminates this Agreement at will in its entirety or with respect to one or more Targets pursuant to Section 15.2(c), then, in each case, effective solely as of the effective date of termination, the following provisions will apply with respect to the Terminated Target(s) (and, for clarity, with respect to all Terminated Compounds and Terminated Products for such Terminated Target), but excluding, in all cases, any other Active Ingredients contained in a Combination Product that is not itself a Terminated Compound or Terminated Product, as applicable:

(a) Termination of Rights and Licenses.  Subject to Section 15.6, except as expressly set forth in this Agreement, all rights and licenses granted from one Party to the other Party hereunder will immediately terminate with respect to the Terminated Target (except as necessary to permit the other Party to perform its surviving obligations under this Article 15), including any sublicenses granted pursuant to Section 4.1(f).

(b) Confidential Information.  Upon termination of this Agreement for any reason, the receiving Party will use Commercially Reasonable Efforts to destroy all written, electronic, or other materials containing Confidential Information of the disclosing Party provided to it by the disclosing Party in connection with this Agreement, including all copies thereof, within [***] days of such termination and provide certification of such destruction to the disclosing Party; provided that (i) the receiving Party may retain one copy in its archives solely for the purpose of monitoring its ongoing confidentiality obligations hereunder, and (ii) the receiving Party will not be obligated to destroy such materials containing Confidential Information of the disclosing Party that are necessary for the receiving Party to exercise any other license or right of the receiving Party that survives such termination of this Agreement; provided that the receiving Party's use of such Confidential Information of the disclosing Party will continue to be subject to the requirements and restrictions set forth in Article 12.  Without limiting the foregoing, with respect to Confidential Information of Pliant that is stored in NVS' databases that, when used in accordance with database vendor's instructions, do not permit the deletion of such Confidential Information, NVS shall configure such databases to block unauthorized and inadvertent access to such Confidential Information.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c) Assignment of Regulatory Submissions.  NVS will (i) use Commercially Reasonable efforts to assign and transfer on an as-is, where-is basis to Pliant or its designee all of its rights, title, and interest in an to all Clinical Study data, Regulatory Materials (including drug master files), and Regulatory Approvals solely related to any Terminated Compounds and Terminated Products (A) owned or Controlled by NVS or any of its Affiliates or its Sublicensees as of the effective date of termination, (B) not already within Pliant's possession; and (C) to the extent permitted under Applicable Law; and (ii) take those steps reasonably necessary to transfer ownership of all such assigned Regulatory Materials and Regulatory Approvals to Pliant, including submitting to each applicable Regulatory Authority a letter or other necessary documentation notifying such Regulatory Authority of the transfer of such ownership of such Regulatory Approval.  NVS shall reasonably cooperate, at no additional out-of-pocket cost to NVS, with reasonable requests by Pliant for reasonable assistance necessary to facilitate Pliant's assumption of regulatory responsibilities for such Terminated Compound or Terminated Product, if applicable, in the applicable countries in which direct transfer is not permitted.

(d) License Grant to Pliant. If Pliant terminates this Agreement with respect to one or more Targets for NVS' material breach pursuant to Section 15.2(a)(i), or if NVS terminates this Agreement with respect to one or more Targets pursuant to Section 15.2(c), NVS shall, and hereby does effective as of the effective date of such termination, grant to Pliant, (A) a royalty-bearing, non-exclusive license under the NVS Termination Technology to Develop, Manufacture and Commercialize Terminated Compounds and Terminated Products that bind specifically to, and thereby selectively modulate, such Target in the Field; and (B) if a Terminated Product that binds specifically to, and thereby selectively modulates, such Target was being Commercialized as of the effective date of termination, a royalty-bearing, non-exclusive license under NVS Termination Trademark(s) solely for the purpose of Commercializing such Terminated Product; provided, however, that the Parties will [***], for a period of [***] days, and, if the Parties [***], then such [***].  Notwithstanding the foregoing, if NVS terminates this Agreement with respect to one or more Targets pursuant to Section 15.2(c) due to an Adverse Event with respect to such Target, then NVS shall discuss with Pliant in good faith for at least [***] days the grant of the license under this Section 15.4(d) by NVS to Pliant under the NVS Termination Technology and/or NVS Termination Trademark (as applicable) to Develop, Manufacture and Commercialize the applicable Terminated Product in the Field.  If after such [***]-day period (or a longer time if mutually agreed by the Parties), [***] the Parties [***], then [***].

(e) Inventory Sell-Off Period.  In the case of any such termination of this Agreement, NVS (with respect to the Terminated Products in the Territory), shall be entitled, for a period of [***] days after termination, to (i) complete Manufacture of work-in-progress, and (ii) continue conducting Commercialization activities being conducted by NVS hereunder as of such termination (if applicable ), to the extent related to such Terminated Product in NVS's inventory as of such termination (or added to such inventory as a result of the completion described in clause (i)), provided that NVS fulfills its payment obligations under this Agreement in connection with such inventory sell-off.  For clarity, from and after the expiration of such [***]-day period all rights and licenses granted to NVS hereunder (if applicable, with respect to the terminated country(ies)) shall terminate (except as necessary to permit NVS to perform its obligations under this Article 15).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(f) Transition Assistance.  With regard to Terminated Products, NVS shall provide the following transitional assistance, with costs allocated as set forth below:

(i) To the extent NVS has the right to do so, NVS shall promptly provide Pliant with a copy of each license agreement, collaboration agreement or vendor agreement then effective between NVS (or its Affiliates) and a Third Party that exclusively relates to any Terminated Product, or the Development, Manufacture and Commercialization thereof, and, upon Pliant's request, to the extent NVS has the right to do so, NVS shall assign or sublicense, and shall ensure that its Affiliates assign or sublicense, to Pliant any such agreement(s).  If NVS does not have the right to make such assignment or grant such sublicense, NVS will provide Pliant with contact information for such Third Party so that Pliant may pursue an agreement directly with such licensor, collaborator or vendor with respect to Terminated Products.

(ii) NVS shall, at Pliant's request and cost, for a period not to exceed [***] months following the effective date of termination, to the extent not already provided to Pliant, transfer copies of (including when available, in electronic format) all Know-How Controlled by NVS that is necessary for the Development, Manufacture or Commercialization of Terminated Products to Pliant or its designee, including without limitation: [***], in each case to the extent such materials are related to the Terminated Product.

(iii) At the end of the sell-off period set forth in Section 15.4(e), NVS shall transfer to Pliant, at Pliant's cost, any and all inventory of Terminated Products (including all [***]) then in the possession of NVS, its Affiliates or sublicensees, and [***] for a reasonable period of time until Pliant can assume responsibility for such activities.  All such inventory shall be purchased by Pliant [***].

(iv) If at the time of such termination, Pliant or its Affiliates are not Manufacturing a particular Terminated Product, then, at Pliant's request, which request shall be made by written notice to NVS no later than [***] days after the effective date of termination, the Parties will negotiate in good faith a supply agreement under which NVS will supply to Pliant such quantities of Terminated Product until [***].  In addition, upon any such termination, any Clinical Supply Agreement (and associated Clinical Quality Assurance Agreement) for such Terminated Product shall terminate.

(v) If at the time of such termination, NVS or its Affiliates are conducting any Clinical Studies (including registrational Clinical Studies) of a Terminated Product, then, at Pliant's election and cost on a trial-by-trial basis, NVS shall cooperate, and shall ensure that its Affiliates cooperate, with Pliant to transfer the conduct of all such Clinical Studies to Pliant within [***] days after the effective date of such transfer (to the extent practical in light of applicable regulatory and patient safety concerns) and Pliant shall assume any and all liability, and is liable, for such Clinical Studies conducted after the effective date of such termination (except to the extent NVS has an obligation of indemnification under Section 17.2 existing for a claim that arose prior to the effective date of such termination).  If Pliant does not elect to assume control of any such Clinical Studies, then NVS will, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down any on-going Clinical Studies of Terminated Products for which it has responsibility hereunder for which FPFD has taken place.  NVS will be responsible for any costs associated with such wind down.

(vi) If at the time of such termination, NVS or its Affiliates are Commercializing a particular Terminated Product, then, at Pliant's request, the Parties shall negotiate in good faith a transition services agreement to cover detailing and promotion of such Terminated Product (in the same manner and no more extensive than the then-current detailing and promotional efforts of NVS) by NVS or its Affiliate or contract sales force pursuant to a transition plan agreed by the Parties for a period not to exceed [***] months, and Pliant shall pay NVS a commercially reasonable amount to conduct such activities (which amount would include a commercially reasonable per-detail rate).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

15.5 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Subject to the other terms and conditions regarding the termination and survival of obligations under this Agreement in the event of expiration or termination of this Agreement, upon expiration or termination of this Agreement, all provisions of this Agreement will cease to have any effect, except that the following provisions will survive any such expiration or termination for any reason for the period of time specified therein, or if not specified, then they will survive indefinitely: Sections 1.1; 3.5(d)(i); 3.10; 6.1(h)(iv); 10.1, 10.2, 10.3(e), 10.4(c), 10.9 and 10.11 (in each case, solely to the extent payments accrued but remain unpaid as of the effective date of termination); 10.12; 11.1; 15.3 (solely to the extent that the Agreement is terminated pursuant to Section 15.2(b)); 15.4-15.6; 17.1-17.7; 19.1-19.8; 19.10-19.13; and Articles 13 and 18.  Notwithstanding the foregoing, each Party's non-use and non-disclosure obligations under Article 12 shall survive expiration or termination of this Agreement for a period of [***] years.

15.6 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein. For clarity, where NVS seeks recovery from Pliant of any Damages it has suffered as a result of Pliant's breach, NVS may elect to offset such Damages finally awarded to NVS against any future payments due to Pliant hereunder, without any floor.

16. REPRESENTATIONS, WARRANTIES AND COVENANTS

16.1 Representations and Warranties by Each Party. Each Party represents and warrants to the other Party, that as of the Execution Date:

(a) such Party is a company duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation or incorporation;

(b) such Party has full power and authority to execute, deliver, and perform this Agreement, and has taken all action required by Applicable Law and its organizational documents to authorize the execution and delivery of this Agreement by such Party and the performance of all obligations of such Party as contemplated by this Agreement;

(c) this Agreement constitutes a legal, valid, and binding agreement enforceable against such Party in accordance with its terms;

(d) all consents, approvals and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with entering into this Agreement have been obtained , except as required pursuant to the HSR Act;

(e) all of such Party's and its Affiliates' employees, officers, and consultants: (i) have executed agreements or have existing obligations under Applicable Law requiring assignment to such Party or its Affiliates of all inventions made during the course of and as the result of their association with such Party or its Affiliates, as applicable, and obligating the individual to assign to such Party or its Affiliate, as applicable, all rights in all Inventions made during the course of performance under this Agreement; (ii) with respect to Pliant, are not subject to any agreement with any other Third Party that requires such officer or employee or consultant to assign any interest in any Pliant Technology to such Third Party; and

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iii) have executed agreements or have existing obligations under Applicable Law obligating the individual to maintain as confidential such Party's Confidential Information as well as confidential information of other parties (including of NVS and its Affiliates or Pliant and its Affiliates, as applicable) that such individual may receive in its performance under this Agreement, to the extent required to support such Party's obligations under this Agreement;

(f) none of such Party, its Affiliates, or any employee, agent or, to Pliant's knowledge, subcontractor of Pliant or its Affiliates involved in the Research, Development, or Manufacture of the Licensed Product(s), has been Debarred or are Debarred; and

(g) the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not: (i) conflict with or result in a breach of any provision of its organizational documents; (ii) result in a breach of any agreement to which it is a party; or (iii) violate any Applicable Law.

16.2 Representations and Warranties by Pliant. Pliant represents and warrants to NVS that, as of the Execution Date:

(a) Pliant has the right and authority to: (i) grant the licenses granted to NVS under the Pliant Patents and Pliant Know-How hereunder; and (ii) use, disclose, and commercially exploit, and to enable NVS to use, disclose, and commercially exploit, the Pliant Know-How free from Encumbrances;

(b) Pliant has not: (i) granted to any Affiliate or Third Party, including any academic organization or agency or other Person, any rights to the Licensed Compounds or Licensed Products; or (ii) granted any Affiliate or any Third Party rights that would otherwise interfere or be inconsistent with NVS's rights hereunder, nor are there are any agreements or arrangements to which Pliant or any of its Affiliates is a party relating to Product(s), Pliant Patents, or Pliant Know-How that would limit the rights granted to NVS under this Agreement or that would restrict or will result in a restriction on NVS's ability to Research, Develop, Manufacture, or Commercialize the Product(s) in the Territory;

(c) the Pliant Technology comprises all of the Intellectual Property Rights Controlled by and used by Pliant, its Affiliates, and consultants in the Research, Development, and Manufacturing of the Licensed Compounds and Licensed Products prior to the Effective Date;

(d) Exhibit C sets forth a complete and accurate list of: (i) all Pliant Patents in existence as of the Execution Date, indicating the owner, licensor or co-owner(s) thereof if such Pliant Patent is not solely owned by Pliant or its Affiliates; and (ii) the owner, licensor or co-owner(s) thereof of any Pliant Know-How that is not solely owned by Pliant or its Affiliates;

(e) Pliant or its Affiliate is the sole and exclusive owner of all of the Pliant Patents identified on Exhibit C as solely owned by Pliant or its Affiliate, free from Encumbrances and is listed in the records of the appropriate Governmental Authorities as the sole and exclusive owner of record for each registration, grant and application included in the Pliant Patents;

(f) (i) the issued patents in the Pliant Patents are valid and enforceable without any Claims, challenges, oppositions, nullity actions, interferences, inter-partes reexaminations, inter-partes reviews, post-grant reviews, derivation proceedings, or other proceedings pending or threatened, and Pliant or its Affiliate has filed and prosecuted patent applications within the Pliant Patents in good faith and complied with all duties of disclosure with respect thereto; (ii)  neither Pliant nor any Affiliate has committed any act, or failed to commit any act, that may cause the Pliant Patents to expire prematurely or be declared invalid or unenforceable; and (iii) all application, registration, maintenance and renewal fees in respect of the Pliant Patents that have become due as of the Execution Date have been paid, and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining the Pliant Patents;

(g) Exhibit H sets forth a complete and accurate list of all license, assignment, or other agreements relating to the Pliant Patents and Pliant Know-How, including all Third Party Licenses entered into by Pliant or its Affiliates as of the Execution Date; and: (i) and no such Third Party License includes any obligations that restrict or conflict with the practice of the licenses granted by Pliant hereunder; (ii) correct and complete copies of each such Third Party License set forth on Exhibit H have been provided to NVS; and (iii) Pliant and its Affiliates are, and to Pliant's knowledge, each Upstream Party to a Third Party License is, in compliance with all such Third Party Licenses;

(h) Pliant and its Affiliates have obtained from all individuals who participated in any respect in the invention or authorship of any Pliant Technology effective assignments of all ownership rights of such individuals in such Pliant Technology, either pursuant to written agreement or by operation of law; and no Person who claims to be an inventor of an invention claimed in a Pliant Patent is not identified as an inventor of such invention in the filed patent documents for such Pliant Patent;

(i) Pliant and its Affiliates have taken commercially reasonable precautions to preserve the confidentiality of Pliant Know-How and no structure of any Licensed Compound or Licensed Product has been publicly disclosed or provided or made available to any Third Parties, including to any academic institutions or journals;

(j) to Pliant's knowledge, the Research, Development, Manufacture, or Commercialization of the Licensed Products do not infringe the Patents or misappropriate the Know-How of any Third Party, nor has Pliant or any of its Affiliates or licensees or sublicensees of any Pliant Technology received any written notice alleging such infringement or misappropriation;

(k) to Pliant's knowledge, the Research, Development, Manufacture, or Commercialization of compounds directed to the Candidate Targets do not infringe the Patents or misappropriate the Know-How of any Third Party, nor has Pliant or any of its Affiliates or licensees or sublicensees of any Pliant Technology received any written notice alleging such infringement or misappropriation;

(l) Pliant and its Affiliates are Manufacturing (or having Manufactured) Licensed Compounds and Licensed Products in accordance with Applicable Law, and Pliant and its Affiliates have the skills, experience, licenses, and resources to provide Clinical Supply of Licensed Product in accordance with this Agreement;

(m) to Pliant's knowledge, there are no judgments, orders, decrees, or settlements against or owed by Pliant or any of its Affiliates, and there is no written action or proceeding (excluding ordinary course patent proceedings) of any nature, civil, criminal, regulatory or otherwise, pending or, to the knowledge of Pliant, threatened against Pliant or any of its Affiliates, in each case relating to the Pliant Technology or the transactions contemplated by this Agreement;

(n) none of Pliant, its Affiliates, or, to Pliant's knowledge, their licensees or sublicensees of any Pliant Technology, have initiated or been involved in any proceeding or other Claims in which it alleges that any Third Party is or was infringing or misappropriating any Pliant Technology, nor have any such proceedings been threatened by Pliant, its Affiliates, or, to Pliant's knowledge, their licensees or sublicensees, nor does Pliant or its Affiliates know of any valid basis for any such proceedings;

(o) no funding, facilities or personnel of any Governmental Authority or any public or private educational or research institutions were used to develop or create any Pliant Technology, and none of Pliant, its Affiliates, or licensees or sublicensees of any Pliant Technology have entered into a government funding relationship that would result in rights to any Product residing in the U.S. Government, National Institutes of Health, National Institute for Drug Abuse or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. §§ 200-204), or any similar obligations under the laws of any other country; and

(p) there are no royalties, fees, honoraria, or other payments payable by NVS or any of its Affiliates or sublicensees under any Third Party Licenses to which Pliant is a party by reason of the exercise of the licenses granted hereunder.

16.3 Mutual Covenants.

(a) Compliance. Each Party will and will cause its Affiliates to comply with all Applicable Law in the Research, Development, Manufacture and Commercialization of the Products and performance of its obligations under this Agreement.

(b) No Debarred Person. In the course of the Research, Development, Manufacture and Commercialization of the Products, neither Party nor its Affiliates or sublicensees shall use any employee or consultant who is or has been a Debarred Person, or, to such Party's or its Affiliate's knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates' or sublicensees' employees or consultants has become a Debarred Person or is the subject of debarment proceedings by any Regulatory Authority.

16.4 Covenants of Pliant.

(a) Conflicting Transactions. Pliant will not, and will cause its Affiliates not to: (i) grant any interest in any Pliant Technology or any Joint Patents or Joint Technology that is inconsistent in any material respect with the terms and conditions of this Agreement; (ii) grant to any Third Party, including any academic organization or agency, any rights to any Products except to the extent set forth in a Research Plan or Development Plan (subject to Sections 3.2 and 6.1(b)); or (iii) incur or permit to incur, any Encumbrances on the Pliant Technology or any Joint Patents or Joint Technology. Pliant will, and will cause its Affiliates to, use all reasonable precautions to preserve the confidentiality of any Pliant Know-How that has not be publicly disclosed prior to the Execution Date.

(b) Existing Third Party Licenses. Pliant will, and will cause its Affiliates to: (i) maintain Control of all Patents and Know-How sublicensed to NVS under each Third Party License to which Pliant or its Affiliates is a party; (ii) not breach or be in default under any Third Party License to which Pliant or its Affiliates is a party under which Pliant Controls Pliant Technology in a manner that would permit the counterparty thereto to terminate such Third Party License or otherwise diminish the scope or exclusivity of the sublicenses granted to NVS under the Pliant Technology; and (iii) not terminate or breach any Third Party License to which Pliant or its Affiliates is a party in a manner that would terminate rights that are sublicensed to NVS or otherwise diminish the scope or exclusivity of the licenses granted to NVS under the Pliant Technology. In the event that Pliant or its Affiliate receives notice of an alleged breach by Pliant or its Affiliates under any such Third Party License, where termination of such Third Party License or any diminishment of the scope or exclusivity of the sublicenses granted to NVS under the Pliant Technology is being or could reasonably be sought by the Upstream Party, then Pliant will promptly, but in no event less than [***] days thereafter, provide written notice thereof to NVS and grant NVS the right (but not the obligation) to either cure such alleged breach or to enter into a direct license with such Upstream Party.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Pliant will not, and will cause its Affiliates not to, amend any Third Party License to which Pliant or its Affiliates is a party in any manner that adversely affects NVS' exclusive rights to Research, Develop, Manufacture or Commercialize any Products pursuant to this Agreement without first obtaining, in each case, NVS's prior written consent.

(c) New Third Party Licenses. Pliant will, and will cause its Affiliates to: (i) not enter into any agreement with a Third Party that conflicts with (A) the rights granted to NVS hereunder, or (B) Pliant's ability to fully perform its obligations hereunder; (ii) not enter into any agreements that would impose additional obligations or liabilities on NVS without NVS' prior written consent; and (iii) promptly furnish NVS with complete and correct copies of all (A) amendments to any existing Third Party Licenses, and (B) new Third Party Licenses entered into in accordance with this Section 16.4(c), in each case ((A) and (B)), executed following the Execution Date.

(d) Patent Exhibit. Pliant will, upon NVS's reasonable request, update the list of Pliant Patents on Exhibit C to reflect any additional Patent included within Pliant Technology.

16.5 No Other Warranties. EXCEPT AS EXPRESSLY STATED HEREIN, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF NVS OR PLIANT; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

17. INDEMNIFICATION; LIABILITY; INSURANCE

17.1 Indemnification by Pliant. Pliant shall indemnify and hold NVS, its Affiliates and sublicensees, and their respective officers, directors, employees and agents ("NVS Indemnitees") harmless from and against Damages arising out of or resulting from any Claims of Third Parties against them to the extent arising or resulting from:

(a) Subject to any Supply Agreement, Pliant's, or any of its Affiliates', sublicensees' or contractors' actions in connection with the Research, Development Manufacture or Commercialization of Compounds and Products prior to or, as to Terminated Products, after the Term;

(b) the negligence or willful misconduct of any Pliant Indemnitee or contractor in connection with this Agreement; or

(c) the breach of any of the covenants, agreements, warranties or representations made by Pliant to NVS under this Agreement;

provided, however, that Pliant shall not be obliged to so indemnify and hold harmless the NVS Indemnitees for any Claims for which NVS has an obligation to indemnify Pliant Indemnitees pursuant to Section 17.2.

17.2 Indemnification by NVS. NVS shall indemnify and hold Pliant, its Affiliates, and their respective officers, directors, employees and agents ("Pliant Indemnitees") harmless from and against Damages arising out of or resulting from any Claims of Third Parties against them to the extent arising or resulting from:

(a) Subject to any Supply Agreement, NVS's, or any of its Affiliates', sublicensees' or contractors' actions in connection with the Research, Development, Manufacture, or Commercialization of Compounds and Product(s) during the Term;

(b) the negligence or willful misconduct of any NVS Indemnitee or contractor in connection with this Agreement; or

(c) the breach of any of the covenants, agreements, warranties or representations made by NVS to Pliant under this Agreement;

provided, however, that NVS shall not be obliged to so indemnify and hold harmless the Pliant Indemnitees for any Claims for which Pliant has an obligation to indemnify NVS Indemnitees pursuant to Section 17.1.

17.3 Indemnification Procedure.

(a) For the avoidance of doubt, all indemnification claims in respect of an NVS Indemnitee or Pliant Indemnitee shall be made solely by NVS or Pliant, respectively.

(b) A Party seeking indemnification hereunder (the "Indemnified Party") shall notify the other Party (the "Indemnifying Party") in writing reasonably promptly after the assertion against the Indemnified Party of any Claim or fact in respect of which the Indemnified Party intends to base a claim for indemnification hereunder (an "Indemnification Claim Notice"); provided, that the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. The Indemnification Claim Notice shall contain a description of the Claim and the nature and amount of the Claim (to the extent that the nature and amount of such Claim is known at such time). Upon the request of the Indemnifying Party, the Indemnified Party shall furnish promptly to the Indemnifying Party copies of all correspondence, communications, and official documents (including court documents) received or sent in respect of such Claim.

(c) Subject to Section 17.3(d) and Section 17.3(e), the Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within [***] days after receipt of the Indemnification Claim Notice [***], to assume the defense and handling of such Claim, at the Indemnifying Party's sole expense, in which case Section 17.3(d) shall govern. The assumption of the defense of a Claim by the Indemnifying Party shall not be construed as acknowledgement that the Indemnifying Party is liable to indemnify any Indemnitee with respect to the Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party's claim for indemnification. In the event that it is ultimately decided that the Indemnifying Party is not obligated to indemnify or hold an Indemnitee harmless from and against the Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all reasonable documented costs and expenses (including reasonable attorneys' fees and costs of suit) and any losses incurred by the Indemnifying Party in its defense of the Claim. If the Indemnifying Party does not give written notice to the Indemnified Party, within [***] days after receipt of the Indemnification Claim Notice, of the Indemnifying Party's election to assume the defense and handling of such Claim [***], Section 17.3(e) shall govern.

(d) Upon assumption of the defense of a Claim by the Indemnifying Party [***]: (i) the Indemnifying Party shall have the right to and shall assume sole control and responsibility for defending and handling the Claim; (ii) the Indemnifying Party may, at its own cost, appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel reasonably selected by the Indemnifying Party; (iii) the Indemnifying Party shall keep the Indemnified Party informed of the status of such Claim; and (iv) the Indemnifying Party shall have the right to settle such Claim on any terms the Indemnifying Party chooses; provided, however, that it shall not, without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned, or delayed), agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification under this Agreement or which admits any wrongdoing or responsibility for the Claim on behalf of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and shall be entitled to participate in, but not control, the defense of such Claim with its own counsel and at its own expense. In particular, the Indemnified Party shall furnish such records, information, and testimony, provide witnesses, and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party, the Indemnitees, and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(e) If the Indemnifying Party does not assume the defense of the Indemnified Party in accordance with Section 17.3(c), the Indemnified Party may, at the Indemnifying Party's expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate. In such event, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the status of such Claim and shall not settle such Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned, or delayed. If the Indemnified Party defends or handles such Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party's request but at no expense to the Indemnified Party and shall be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense.

(f) Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If the Parties cannot agree as to the application of Section 17.1 or Section 17.2 as to any Claim, pending resolution of such dispute, the Parties may conduct separate defenses of such Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 17.1 or Section 17.2 upon resolution of the underlying Claim.

17.4 Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential Damages) under this Article 17. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

17.5 Limited Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 17.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE: (A) INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 17.1 OR SECTION 17.2, OR (B) DAMAGES AVAILABLE FOR A PARTY'S BREACH OF ITS [***] INTELLECTUAL PROPERTY OBLIGATIONS IN ARTICLE 11 OR CONFIDENTIALITY OBLIGATIONS IN ARTICLE 12; OR (C) DAMAGES AVAILABLE FOR A PARTY'S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR FRAUD. For the avoidance of doubt, neither Party excludes any liability for death or personal injury caused by its negligence or that of its employees, agents or sub-contractors.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

17.6 Insurance Obligations.  Each Party warrants that it has sufficient insurance to provide for the financial protection related to its liabilities and responsibilities emanating from this Agreement. The same protection can be provided by way of self-insurance to the same extent. Prior to enrollment of the first subject in a Clinical Study, the Party being the sponsor of the Clinical Study will ensure that appropriate coverage is in place according to the regulations of the country(ies) where the Clinical Study will be conducted. Each Party will furnish to the other Party evidence of such insurance upon request.

17.7 Disclaimer. The Parties each acknowledge and agree, that: (a) Research, Development, and Commercialization is inherently uncertain; (b) no outcome or success of any Products is or can be assured; and (c) failure to achieve Development and Commercialization of Products will not in and of itself constitute a breach or default of any obligation in this Agreement.

18. DISPUTE RESOLUTION

18.1 Dispute Resolution.

(a) Dispute Resolution. Subject to Sections 18.1(b), 18.3, and 18.5, any unresolved disputes between the Parties relating to the interpretation of this Agreement or any alleged breach, default or other non-compliance with this Agreement or any term or condition hereof, whether before or after termination of this Agreement, and which are not subject to Sections 5.7(c)-(d), shall be resolved by final and binding arbitration as follows:

(i) Whenever a Party decides to institute arbitration proceedings, it shall as promptly as practicable, give written notice to that effect to the other Party. Arbitration shall be held in New York, New York, and conducted according to the commercial arbitration rules of the International Chamber of Commerce ("ICC Rules"). The arbitration will be conducted by a panel of three arbitrators appointed in accordance with ICC Rules; provided, that: (A) each Party shall within [***] days after the institution of the arbitration proceedings appoint an arbitrator, and such arbitrators shall together, within [***] days, select a third arbitrator as the chairman of the arbitration panel; and (B) each arbitrator shall be conflict-free with respect to each Party and its Affiliates and any licensees or sublicensees of the Pliant Technology and have significant experience in the biopharmaceutical business. If either Party fails to appoint an arbitrator as provided above or the two (2) initial arbitrators are unable to select a third arbitrator within such [***]-day period, then such arbitrator(s) shall be promptly appointed in accordance with the ICC Rules.

(ii) The arbitrators shall render their opinion within [***] days of the final arbitration hearing. Decisions of the panel of arbitrators shall be based on the application of Governing Law in accordance with Section 18.2 and, absent manifest error, shall be final and binding on the Parties. Judgment on the award so rendered may be entered in any court of competent jurisdiction and the Parties hereby consent to the jurisdiction of such court for purposes of enforcement of such award. No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited. Each Party shall pay its attorney's fees and the fees of its appointed arbitrator.  The fees of the third arbitrator and the costs of the arbitration will be paid by the Parties as the arbitrators decide.  The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, its reasonable attorneys' fees and costs, including the costs of the arbitration.  Except in a proceeding to enforce the results of the arbitration or as otherwise required by Applicable Law, neither Party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) Expert Resolution. If a Party submits an unresolved dispute which is subject to the resolution mechanism set forth in this Section 18.1(b) ("Expert Resolution") such dispute shall be resolved by a group of [***] experts, each having significant experience and expertise in the pharmaceutical business (the "Expert Committee") as follows:

(i) The Parties shall set a date for a meeting of the Expert Committee (the "Experts Meeting"), which date shall be no more than [***] days after the date the Expert Resolution is initiated. The Experts Meeting shall be held in a location determined by the Expert Committee. [***] The Expert Resolution shall be [***]; accordingly, at least [***] days prior to the date of the Expert Resolution, [***]. The Experts Meeting shall consist of [***], in the form of [***].

(ii) No later than [***] days following the Experts Meeting, the Expert Committee shall issue their written decision. The Expert Committee shall [***]. The Expert Committee's decision shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction. The Parties shall equally share the costs and expenses in connection with such Expert Resolution proceeding and the Expert Committee fees and expenses. Except in a proceeding to enforce the results of the arbitration or as otherwise required by Applicable Law, neither Party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties.

18.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to the conflicts of laws provision thereof ("Governing Law"). The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to the interpretation of this Agreement.

18.3 Exclusions. Nothing in this Section 18.3 shall preclude a Party from: (a) seeking and obtaining in any competent court injunctive or equitable relief to preserve the status quo or prevent immediate harm to the Party; or (b) submitting any dispute, controversy or Claim relating to the scope, validity, enforceability or infringement of any Patents or Trademarks to a court of competent jurisdiction, including before any patent or trademark administrative body, in the country in which such Patent or Trademark was granted or arose. Each Party hereby consents to the jurisdiction of such courts or administrative bodies for purposes of such relief and to service of process by delivery of notice pursuant to Section 19.7.

18.4 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

18.5 Injunctive Relief. Notwithstanding anything to the contrary set forth in this Agreement, the Parties each stipulate and agree that: (a) the other Party's Confidential Information and Intellectual Property Rights include highly sensitive trade secret information, (b) a breach of Section 4.4, Article 11, or  Article 12 by a Party with respect to such information may cause irrevocable harm for which monetary damages would not provide a sufficient remedy; and (c) in the case of any such breach or threatened breach, the non-breaching Party will be entitled to seek equitable relief (including temporary or permanent restraining orders, specific performance or other injunctive relief) from any court of competent jurisdiction without first submitting to the dispute resolution procedures set forth in Section 18.1.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

18.6 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

19. GENERAL PROVISIONS

19.1 Assignment. Neither Party may assign its rights and obligations under this Agreement, in whole or part, without the other Party's prior written consent, except that either Party may, without such consent: (a) assign its rights and obligations under this Agreement or any part hereof to one (1) or more of its Affiliates; or (b) assign this Agreement in its entirety to a successor to all or substantially all of its business or assets to which this Agreement relates. In addition, NVS may, without the consent of Pliant, assign its rights and obligations, in whole or in part, under this Agreement to a Third Party, where NVS or its Affiliate is required, or makes a good faith determination based on advice of counsel, to divest any Products in order to comply with Applicable Law or the order of any Governmental Authority as a result of a merger or acquisition or similar transaction; provided that such Third Party has appropriate capabilities, resources, and funding to perform NVS' obligations under this Agreement.  Any permitted assignee will assume all obligations of its assignor under this Agreement (or related to the assigned portion in case of a partial assignment). For clarity: (i) an assignment to an Affiliate will terminate, and all rights so assigned will revert to the assigning Party, if and when such Affiliate ceases to be an Affiliate of the assigning Party; and (ii) sublicensing of any licenses granted under this Agreement will be governed by Section 4.1(f). Any attempted assignment in contravention of the foregoing will be void. Subject to the terms of this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Notwithstanding anything to the contrary in this Agreement, in the event of any such assignment, the intellectual property rights of the assignee shall not be included in the technology licensed to the other Party hereunder to the extent held by such assignee prior to such transaction, or to the extent such technology is developed outside the scope of activities conducted under this Agreement.

19.2 Extension to Affiliates. Each Party may discharge any obligations and exercise any rights under this Agreement through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party's obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party's Affiliate of any of such Party's obligations under this Agreement will be a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party's Affiliate.

19.3 Severability. Should one (1) or more of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their Commercially Reasonable Efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision that conforms as nearly as possible with the original intent of the Parties.

19.4 Force Majeure. In the event that either Party is prevented from performing its obligations under this Agreement as a result of any contingency beyond its reasonable control ("Force Majeure"), including any actions of Governmental Authorities, war, terrorism, hostilities between nations, civil commotions, riots, national industry strikes, sabotage, shortages in supplies, energy shortages, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected shall not be responsible to the other Party for any delay or failure of performance of its obligations hereunder, for so long as and to the extent that such Force Majeure prevents such performance. In the event of Force Majeure, the Party immediately affected thereby shall give prompt written notice to the other Party specifying the Force Majeure event complained of, and shall use Commercially Reasonable Efforts to resume performance of its obligations.

19.5 Waivers and Amendments. The delay or failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party, and no waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, in any one (1) or more instances, will be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

19.6 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Pliant and NVS, or to constitute one as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.

19.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing, in the English language, and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); or (b) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case, to the appropriate addresses set forth below (or to such other addresses as a Party may designate by notice in accordance with this Section 19.7):

If to Pliant:

Pliant Therapeutics, Inc.

260 Littlefield Avenue

South San Francisco, CA 94080
Attn: Chief Business Officer

If to NVS:

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139

Attn: General Counsel

Any such notice shall be deemed to have been given on the Business Day received, subject to proof of receipt, as evidenced by the applicable courier's receipt (or if delivered or sent on a non-Business Day, then on the next Business Day).

19.8 Further Assurances. NVS and Pliant hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver, and to cause to be executed, acknowledged, and delivered, any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

19.9 Restricted Party; Restricted Country.  During the Term, NVS will not, and will cause its Affiliates, licensees, and sublicensees not to, alone or with any third Parties (including through licensing any Third Party), Research, Develop, Manufacture, or Commercialize in a country or territory that is itself the subject or target of comprehensive economic or financial sanctions or trade embargoes (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

19.10 No Third Party Beneficiary Rights. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party (including any third party beneficiary rights), except with respect to certain NVS Indemnitees and certain Pliant Indemnitees, who are Third Parties, solely with respect to Article 17.

19.11 English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

19.12 Entire Agreement. This Agreement, together with its Exhibits, which are incorporated by reference herein, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all agreements, proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter. In the event of any conflict between a substantive provision of this Agreement and any Exhibit hereto, the substantive provisions of this Agreement shall prevail.

19.13 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages of this Agreement may be exchanged by email/pdf or other electronic means without affecting the validity thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC. By: /s/ Scott Brown Name: Scott Brown Title: Chief Administrative Officer and General Counsel	PLIANT THERAPEUTICS, INC. By: /s/ Bernard Coulie Name: Bernard Coulie MD PhD Title: Chief Executive Officer

[Signature Page to Collaboration and License Agreement]

Exhibit A

Licensed Compound

PLN-1474

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit B

Back-Up Compounds

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit C

Pliant Patents

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit D

Initial Candidate Target Research Plan

1. [***]

[***]

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit E

Pliant Know-How

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit F

PLN-1474 Research and Development Plan

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit G

Invoice

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit H

Pliant Third Party Licenses

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.